                                                                 Exhibit 2.1


                                                            [EXECUTION COPY]


                        AGREEMENT AND PLAN OF MERGER

                                by and among



                            GARDNER DENVER, INC.,



                          NEPTUNE HOLDINGS I, INC.,



                           NASH_ELMO HOLDINGS LLC


 and, for purposes of Sections 2.06(c), 2.08, 3.01(b), 3.01(f), 5.06, 6.03,
  6.04, 7.01, 7.03, 8.03, 11.03, 11.05, 11.06, 11.07, 11.08, 13.01, 13.02,
      13.05, 13.06, 13.10, 13.11, 13.12, and 13.16 and Article X only,

                    AUDAX VACUUM CORP., as Representative

                                July 28, 2004




                              TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I THE MERGER........................................................1
    1.01      The Merger....................................................1
    1.02      Effective Time................................................2
    1.03      Certificate of Formation and Limited Liability
              Company Agreement.............................................2
    1.04      Managers......................................................2
    1.05      Officers......................................................2

ARTICLE II EFFECT ON THE CONSTITUENT ENTITIES...............................2
    2.01      Effect on Capital Stock of Merger Sub.........................2
    2.02      Effect on Equity Securities of the Company....................2
    2.03      Cancellation of Options.......................................3
    2.04      Calculation of Final Unit Price and Closing Unit Price........3
    2.05      Delivery of Estimated Closing Unit Price Calculation..........4
    2.06      The Closing...................................................4
    2.07      Exchange Procedures...........................................5
    2.08      Closing Unit Price Reconciliation.............................7

ARTICLE III CONDITIONS TO CLOSING...........................................8
    3.01      Conditions to Buyer's Obligations.............................8
    3.02      Conditions to the Company's Obligations......................10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................11
    4.01      Organization and Qualification; Subsidiaries.................11
    4.02      Subsidiaries.................................................11
    4.03      Governance Documents.........................................12
    4.04      Capitalization...............................................12
    4.05      Authority Relative to This Agreement.........................12
    4.06      No Conflict; Required Filings and Consents...................13
    4.07      Compliance with Laws.........................................14
    4.08      Financial Statements.........................................14
    4.09      No Undisclosed Liabilities;  Related Party Accounts..........15
    4.10      Absence of Certain Changes or Events.........................15
    4.11      Absence of Litigation........................................15
    4.12      Employee Benefit Plans.......................................15
    4.13      Employees....................................................16
    4.14      Technology and Intellectual Property.........................17
    4.15      Taxes........................................................18
    4.16      Contracts and Commitments....................................19
    4.17      Property.....................................................21
    4.18      Environmental Matters........................................22
    4.19      Affiliated Transactions......................................23

    4.20      Permits......................................................24
    4.21      Insurance....................................................24
    4.22      Customers; Suppliers; Distributors...........................24
    4.23      Product Liability and Warranty...............................24
    4.24      Entire Business..............................................25
    4.25      Brokers......................................................25

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB...........25
    5.01      Organization and Power.......................................25
    5.02      Authorization; Valid and Binding Agreement...................25
    5.03      No Breach....................................................25
    5.04      Governmental Consents, etc...................................26
    5.05      Litigation...................................................26
    5.06      Brokerage....................................................26
    5.07      Investment Representation....................................26
    5.08      Cash Funds...................................................26
    5.09      Solvency.....................................................27

ARTICLE VI PRE-CLOSING COVENANTS...........................................27
    6.01      Conduct of the Business......................................27
    6.02      Access to Books and Records; Employee Information............29
    6.03      Exclusive Dealing............................................29
    6.04      Advise of Changes............................................30
    6.05      Unitholder Approval..........................................31

ARTICLE VII COVENANTS......................................................31
    7.01      Access to Books and Records..................................31
    7.02      Director and Officer Liability and Indemnification...........31
    7.03      Tax Matters..................................................32

ARTICLE VIII TERMINATION...................................................32
    8.01      Termination..................................................32
    8.02      Effect of Termination........................................33
    8.03      Termination Fee; Deposit Funds...............................33

ARTICLE IX INDEMNIFICATION.................................................35
    9.01      Agreement to Indemnify.......................................35
    9.02      Survival of Representations, Warranties and Covenants;
              Knowledge of Breach..........................................38
    9.03      Claims for Indemnification...................................38
    9.04      Defense of Claims............................................38
    9.05      Nature of Payments...........................................39

ARTICLE X REPRESENTATIVE...................................................40
    10.01     Designation..................................................40
    10.02     Authority....................................................40

    10.03     Authority; Indemnification...................................40
    10.04     Exculpation..................................................41

ARTICLE XI ADDITIONAL COVENANTS AND AGREEMENTS.............................41
    11.01     Disclosure Generally.........................................41
    11.02     Reasonable Best Efforts......................................41
    11.03     Regulatory Act Compliance....................................41
    11.04     Acknowledgments by Buyer and Merger Sub......................42
    11.05     Transfer Taxes...............................................42
    11.06     Pension Obligations..........................................42
    11.07     Nash Shanghai................................................43
    11.08     Provision Respecting Legal Representation....................43
    11.09     Further Assurances...........................................43

ARTICLE XII DEFINITIONS....................................................44
    12.01     Definitions..................................................44
    12.02     Cross-Reference of Other Definitions.........................51

ARTICLE XIII MISCELLANEOUS.................................................53
    13.01     Press Releases and Communications............................53
    13.02     Expenses.....................................................53
    13.03     Knowledge Defined............................................53
    13.04     Foreign Currency.............................................53
    13.05     Notices......................................................53
    13.06     Assignment...................................................55
    13.07     Severability.................................................55
    13.08     Third Party Beneficiaries....................................55
    13.09     References...................................................55
    13.10     No Strict Construction.......................................56
    13.11     Amendment and Waiver.........................................56
    13.12     Complete Agreement...........................................56
    13.13     Counterparts.................................................56
    13.14     Governing Law................................................56
    13.15     Governing Language...........................................56
    13.16     Waiver of Trial by Jury......................................56

                                  EXHIBITS

Exhibit A        Form of Limited Liability Company Agreement of the Surviving
                 Company

Exhibit B        Form of Letter of Transmittal

Exhibit C        Form of Option Cancellation Agreement

Exhibit D        Form of Closing Certificate of the Company

Exhibit E        Form of Closing Agreements

Exhibit F        Form of Escrow Agreement

Exhibit G        Form of Release

Exhibit H        Form of Closing Certificate of Buyer and Merger Sub

Exhibit I        Form of Deposit Agreement

                                  SCHEDULES
                                  ---------

                                                             Section Reference
                                                             -----------------

Affiliated Transactions Schedule...........................4.09(b), 4.19, 4.24

Authorization Schedule.........3.01(d), 3.02(c), 4.06(a), 4.06(b), 5.04, 11.03

Business Conduct Schedule.....................................6.01(a), 6.01(b)

Contracts Schedule...................................4.16(a), 4.16(b), 4.16(c)

Customers and Suppliers Schedule.....................4.22(a), 4.22(b), 4.22(c)

Developments Schedule.....................................................4.10

Employee Schedule.........................................................4.13

Employee Benefits Schedule................................................4.12

Environmental Matters Schedule............................................4.18

Financial Statement(s) Schedule...............................4.08(a), 4.08(c)

Indebtedness Schedule....................................................12.01

Indemnity Schedule.................................................9.01(a)(iv)

Insurance Schedule........................................................4.21

Intellectual Property Schedule...........4.14(a), 4.14(b), 4.14(c), 4.14(c)(i)

Knowledge Schedule.......................................................13.03

Leased Real Property Schedule.................................4.17(b), 4.17(c)

Litigation Schedule.......................................................4.11

Net Working Capital Schedule.............................................12.01

Owned Real Property Schedule..................................4.17(a), 4.17(c)

Permits Schedule..........................................................4.20

Permitted Liens Schedule.................................................12.01

Products Schedule.........................................................4.23

Subsidiary Schedule...............................4.01, 4.02(a), 4.02(b), 4.04

Taxes Schedule............................................................4.15

Terminated Contracts Schedule..........................................3.01(g)

Transaction Expenses Schedule........4.25, 7.02(b), 9.01(a)(iii), 11.03, 12.01

Undisclosed Liabilities Schedule.......................................4.09(a)

Unitholders Schedule.............................................4.04, 4.15(g)

                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is
                                                           ---------
made as of July 28, 2004, by and among Gardner Denver, Inc., a Delaware corporation ("Buyer"), Neptune Holdings I, Inc., a Delaware corporation and
              -----
a wholly owned Subsidiary of Buyer ("Merger Sub"), nash_elmo Holdings LLC, a
                                     ----------
Delaware limited liability company (the "Company"), and, for purposes of
                                         -------
Sections 2.06(c), 2.08, 3.01(b), 3.01(f), 5.06, 6.03, 6.04, 7.01, 7.03,
--------
8.03, 11.03, 11.05, 11.06, 11.07, 11.08, 13.01, 13.02, 13.05, 13.06, 13.10,
13.11, 13.12, and 13.16 and Article X only, Audax Vacuum Corp., a Delaware
                            ---------
corporation, as representative of the Sellers (in such capacity, the "Representative"). Capitalized terms used and not otherwise defined herein
 --------------
have the meanings set forth in Article XII.
                               -----------

                  WHEREAS, the Company is a limited liability company duly formed and validly existing under the Laws of the State of Delaware;

                  WHEREAS, Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware;

                  WHEREAS, the General Corporation Law of Delaware, 8 Del. C.
                                                                      ---- --
Sections 101 et seq. (the "GCL"), and the Delaware Limited Liability
             -- ---        ---
Company Act, 6 Del. C. Sections 18-101 et seq. (the "LLC Act"), each permits
               ---- --                 -- ---        -------
a corporation organized and existing under the GCL to merge with and into a limited liability company formed and existing under the LLC Act; and

                  WHEREAS, each of the Board of Managers of the Company, the Board of Directors of Buyer and the Board of Directors of Merger Sub have approved this Agreement, the merger of Merger Sub with and into the Company (the "Merger") and the related transactions contemplated hereby, upon the
      ------
terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                 ARTICLE I

                                 THE MERGER
                                 ----------

         1.01 The Merger. On the terms and subject to the conditions set
              ----------
forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, the Company shall continue in existence as a wholly owned Subsidiary of Buyer (as such, the "Surviving Company") and the Merger shall in all
                     -----------------
respects have the effects provided for by the GCL and the LLC Act. Without limiting the generality of the foregoing, the Surviving Company shall succeed to all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Sub, including under this Agreement, all as provided under the GCL and the LLC Act.


         1.02 Effective Time. Prior to the Closing the Company shall
              --------------
prepare, and on the Closing Date, upon satisfaction of the terms and conditions set forth herein, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of
                                                              --------------
Merger") executed in accordance with the relevant provisions of the GCL and
------
the LLC Act and shall make all other filings or recordings required under the GCL and the LLC Act. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware or at such other time as Buyer and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                     --------------

         1.03 Certificate of Formation and Limited Liability Company
              ------------------------------------------------------
Agreement. From and after the Effective Time, and until thereafter amended
---------
as provided by Law, the Certificate of Formation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Formation of the Surviving Company. From and after the Effective Time, and until thereafter amended as provided by Law, the Limited Liability Company Agreement of the Surviving Company shall be in the form attached hereto as Exhibit A.
---------

         1.04 Managers. From and after the Effective Time, the directors of
              --------
Merger Sub immediately prior to the Effective Time shall be the managers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.05 Officers. From and after the Effective Time, the officers of
              --------
Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                 ARTICLE II

                     EFFECT ON THE CONSTITUENT ENTITIES
                     ----------------------------------

         2.01 Effect on Capital Stock of Merger Sub. At the Effective Time,
              -------------------------------------
each issued and outstanding share of common stock of Merger Sub, par value $0.001 per share, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become one common unit of the Surviving Company.

         2.02 Effect on Equity Securities of the Company. At the Effective
              ------------------------------------------
Time, by virtue of the Merger and without any action on the part of the holder of any equity securities of the Company:

              (a) Class A Units. Each Class A Unit outstanding as of the
                  -------------
Effective Time shall be converted into the right to receive, subject to the terms of this Agreement, an amount in cash equal to the Final Unit Price; provided, however, that the amount paid at the Effective Time pursuant to
--------  -------
Section 2.07 below in respect of such Class A Unit shall be an amount in
------------
cash equal to the Estimated Closing Unit Price. Following the Effective Time, the Final Unit Price (to the extent not paid pursuant to the preceding sentence) shall be paid in respect of each Class A Unit in accordance with the provisions set forth herein and in the Escrow Agreement.

              (b) Class P Units. Each Class P Unit outstanding as of the
                  -------------
Effective Time shall be converted into the right to receive, subject to the terms of this Agreement, an amount in cash equal to the Final Unit Price minus the Net Return Threshold corresponding to such Class P Unit; provided,
-----                                                              --------
however, that the amount paid at the Effective Time pursuant to Section 2.07
-------                                                         ------------
below in respect of such Class P Unit shall be an amount in cash equal to the Estimated Closing Unit Price minus the Net Return Threshold
                                 -----
corresponding to such Class P Unit. Following the Effective Time, the Final Unit Price (to the extent not paid pursuant to the preceding sentence) minus
                                                                       -----
the corresponding Net Return Threshold shall be paid in respect of each Class P Unit in accordance with the provisions set forth herein and in the Escrow Agreement.

              (c) Cancellation. Notwithstanding the foregoing, any Class A
                  ------------
Units or Class P Units owned by the Company, Merger Sub or Buyer (including the Class A Units that shall be indirectly acquired by Buyer as a result of the consummation of the BC Merger Transaction), shall not convert as described in Sections 2.02(a) and 2.02(b) above but shall instead by virtue
             ----------------     -------
of the Merger and without any action on the part of the holder thereof be canceled and retired and shall cease to exist with no payment being made hereunder with respect thereto.

         2.03 Cancellation of Options. In accordance with the terms of the
              -----------------------
Company's 2002 Security Option Plan, all outstanding Options that are unexercised will become fully vested and canceled as of the Closing Date. In exchange therefor, and subject to the terms of this Agreement, each Optionholder shall be entitled to receive in respect of each Option held by such Optionholder an amount in cash equal to the Final Unit Price minus the
                                                                  -----
exercise price corresponding to such Option; provided, however, that the
                                             --------  -------
amount paid at the Effective Time pursuant to Section 2.07 below in respect
                                              ------------
of such Option shall be an amount in cash equal to the Estimated Closing Unit Price minus the exercise price corresponding to such Option. Following
           -----
the Effective Time, the Final Unit Price (to the extent not paid pursuant to the preceding sentence) minus the exercise price corresponding to such
                        -----
Option shall be paid in respect of each Option in accordance with the provisions set forth herein and in the Escrow Agreement.

         2.04 Calculation of Final Unit Price and Closing Unit Price.
              ------------------------------------------------------

              (a) For purposes of this Agreement, "Final Unit Price" shall
                                                   ----------------
mean the greater of (x) the quotient determined by dividing:

                  (i)  an amount (the "Final Purchase Price") equal to $223.5
                                       --------------------
         million (the "Base Consideration"), plus (A) the total amount of Cash
                       ------------------    ----
         on Hand, minus (B) the outstanding amount of Indebtedness as of the
                  -----
         Closing, plus (C) the aggregate exercise price of the Options, plus
                  ----                                                  ----
         (D) the Aggregate Net Return Threshold, minus (E) the German Funding
                                                 -----
         Amount, minus (F) the UK Funding Amount, minus (G) the Transaction
                 -----                            -----
         Expenses, minus (H) the Escrow Amount, plus (I) the aggregate
                   -----                        ----
         distributions, if any, to the Sellers pursuant to the Escrow Agreement, by

                  (ii) the Aggregate Unit Number; and

              (y) the Estimated Closing Unit Price.

              (b) For purposes of this Agreement, "Closing Unit Price" shall
                                                   ------------------
mean the quotient determined by dividing:

                  (i)  an amount (the "Closing Purchase Price") equal to the
                                       ----------------------
         Base Consideration, plus (A) the total amount of Cash on Hand, minus
                             ----                                       -----
         (B) the outstanding amount of Indebtedness as of the Closing, plus
                                                                       ----
         (C) the aggregate exercise price of the Options, plus (D) the
                                                          ----
         Aggregate Net Return Threshold, minus (E) the German Funding
                                         -----
         Amount, minus (F) the UK Funding Amount, minus (G) the Transaction
                 -----                            -----
         Expenses, minus (H) the Escrow Amount, by
                   -----

                  (ii) the Aggregate Unit Number.

         2.05 Delivery of Estimated Closing Unit Price Calculation. At least
              ----------------------------------------------------
seven days prior to the Closing Date, the Company shall deliver to Buyer its good faith calculation of the Closing Unit Price as of the Closing Date (to be updated on a daily basis by the Company until Closing), including the components thereof. During such period, Buyer shall be afforded a reasonable opportunity to discuss such calculation with the members of the Company's management and (if necessary) Buyer and the Company shall together in good faith review the calculation of the Closing Unit Price (and the basis upon which it was calculated) and make any modifications that are necessary to make such calculation accurate. The "Estimated Closing Unit Price" shall be
                                     ----------------------------
based on such calculation, as determined under this Section 2.05, undertaken
                                                    ------------
two business days prior to the Closing Date.

         2.06 The Closing.
              -----------

              (a) Immediately following the consummation of the transaction referenced in clause (b) below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of
                        -------
Kirkland & Ellis LLP located at 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on August 31, 2004, or, if any of the conditions to the Closing set forth in Article III (other than those to be satisfied at the
                     -----------
Closing) have not been satisfied or waived by the party entitled to the benefit thereof, then on or prior to the third business day following satisfaction or waiver of all of the conditions to the Closing set forth in
Article III other than those to be satisfied at the Closing or on such other
-----------
date as is mutually agreeable to Buyer and the Company. The date and time of the Closing are referred to herein as the "Closing Date."
                                           ------------

              (b) Immediately prior to the Closing, Buyer and the other parties thereto shall consummate the BC Merger Transaction. For the avoidance of doubt, it is agreed and understood that the aggregate purchase price paid by Buyer under the BC Merger Agreement shall, as further described in the BC Merger Agreement, be equal to the result obtained by multiplying (i) the number of Class A Units owned by BC by (ii) the Final Unit Price; provided, however, that the amount paid at the closing of the BC
            --------  -------
Merger Transaction shall be determined by substituting the Estimated Closing Unit Price for the Final Unit Price. Following the Effective Time, the Final Unit Price (to the extent not paid pursuant to the preceding sentence) shall be paid in respect of each such Class A Unit previously owned by BC in accordance with the terms of the BC Merger Agreement and the Escrow Agreement.

              (c) Simultaneously with the Closing, Buyer shall deposit, for the benefit of the Sellers, the Escrow Amount into an escrow account (the "Escrow Account") established pursuant to the terms and conditions of the
 --------------
Escrow Agreement. Wells Fargo Bank, National

Association shall serve as the escrow agent (the "Escrow Agent") under the
                                                  ------------
Escrow Agreement. Other than a final distribution, if any, owed to the Sellers in accordance with the terms of the Escrow Agreement, the Escrow Amount will be available solely to satisfy amounts owed to Buyer pursuant to
Section 2.08 and Section 9.01(a), to satisfy amounts owed to the
------------     ---------------
Representative as contemplated herein, to satisfy amounts owed to the Independent Auditor as contemplated herein and to satisfy amounts owed to the Escrow Agent in accordance with the terms of the Escrow Agreement.

              (d) Simultaneously with the Closing, Buyer shall repay, or cause to be repaid, on behalf of the Company and the Subsidiaries, the Closing Indebtedness by wire transfer of immediately available funds as directed by the holders of Closing Indebtedness and cause all Liens securing or supporting the Closing Indebtedness to be released and terminated.

              (e) Simultaneously with the Closing, Buyer shall pay, or cause to be paid, on behalf of the Company and the Subsidiaries, the German Funding Amount by wire transfer of immediately available funds as directed by the Company for purposes of funding outstanding pension liabilities under the German Plans.

              (f) Simultaneously with the Closing, Buyer shall pay, or cause to be paid, on behalf of the Sellers and the Company (as applicable), the Transaction Expenses by wire transfer of immediately available funds as directed by the Company.

         2.07 Exchange Procedures.
              -------------------

              (a) Paying Agent. The Company (and, after the Effective Time,
                  ------------
the Surviving Company) shall act as paying agent (the "Paying Agent") in
                                                       ------------
effecting the payment of the Closing Date Merger Consideration to the holders of Class A Units, Class P Units and Options entitled thereto in accordance with this Article II. Simultaneous with the Closing, each holder
                     ----------
who has delivered its respective Securityholder Documents shall be paid at the Effective Time the consideration to which he, she or it is entitled under Section 2.02 and Section 2.03 above. Payment to each holder of such
      ------------     ------------
amount shall be made by wire transfer of funds to an account designated in writing by such holder to the Paying Agent.

              (b) Payment of Closing Date Merger Consideration; Delivery of
                  ---------------------------------------------------------
Securityholder Documents at the Closing. At the Closing, Buyer shall pay to
---------------------------------------
the Paying Agent, by wire transfer of immediately available funds to an account designated by the Paying Agent no later than two days prior to the Closing Date, an amount equal to the Closing Date Merger Consideration (it being understood that Buyer shall have separately paid the purchase price to the stockholders of BC pursuant to the BC Merger Agreement). At the Effective Time (or after the Effective Time in the case of a holder of record not delivering the appropriate Securityholder Documents until after the Effective Time), the Paying Agent shall deliver to each holder of record, as of the Effective Time, of outstanding Class A Units, Class P Units and Options, upon each holder's delivery of the respective Securityholder Documents, the consideration payable to such holder as set forth in Section 2.02 or Section 2.03 above by wire transfer of immediately
         ------------    ------------
available funds to an account designated by such holder to the Paying Agent prior to the Closing. The documents to be delivered by holders of Class A Units, Class P Units or Options (referred to herein as the "Securityholder
                                                            --------------
Documents") shall be (A) in the case of the Class A Units and
---------

Class P Units, a duly executed letter of transmittal substantially in the form attached hereto as Exhibit B (the "Letter of Transmittal") and (B) in the case
                   ---------       ---------------------
of the Options, a duly executed Option Cancellation Agreement substantially in the form attached hereto as Exhibit C (the "Option Cancellation Agreement").
                            ---------       -----------------------------

              (c) Delivery of Securityholder Documents After the Closing.
                  ------------------------------------------------------
With respect to each Class A Unit or Class P Unit for which the respective Securityholder Documents were not so delivered at or prior to the Closing, the Paying Agent shall promptly thereafter mail to the holder thereof instructions for delivering such Securityholder Documents in exchange for the payment to such holder of the consideration to which he, she or it is entitled under Section 2.02 above. Upon delivery to the Paying Agent of such
               ------------
Securityholder Documents, the Paying Agent shall deliver to the holder of the Class A Units or Class P Units, as the case may be, in exchange therefor the amounts set forth in Section 2.02 above.
                         ------------

              (d) No Interest Accrual; Conditions to Payment. No interest
                  ------------------------------------------
will be paid or accrued on the amounts payable upon the delivery of the Securityholder Documents. If payment is to be made to a Person other than the Person in whose name a Class A Unit, Class P Unit or an Option is registered, it shall be a condition of payment that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the holder of record or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until the respective Securityholder Documents are delivered with respect to Class A Units or Class P Units, such Class A Units or Class P Units shall represent for all purposes only the right to receive payment of the amounts specified in Section 2.02 above in respect of such Class A
                            ------------
Units or Class P Units, as the case may be.

              (e) Unclaimed Funds. Any portion of the funds deposited with
                  ---------------
the Paying Agent which remains undistributed to the holders of Class A Units or Class P Units for one year after the Effective Time shall become available to the Surviving Company for all purposes, and any holder of Class
A Units or Class P Units who has not theretofore complied with this
Section 2.07 shall thereafter look only as a general claimant to the Surviving
------------
Company for payment of the sums to which such holder is entitled pursuant to this Agreement.

              (f) No Liability. Neither Buyer nor the Surviving Company
                  ------------
shall be liable to any holder of Class A Units or Class P Units for any cash delivered by the Paying Agent or the Surviving Company in good faith to a public official pursuant to an applicable abandoned property, escheat or similar Law.

              (g) No Further Ownership Rights in Class A Units or Class P
                  -------------------------------------------------------
Units; Transfer Books. After the Effective Time, there shall be no further
---------------------
registration of transfers on the unit transfer books of the Surviving Company of Class A Units and Class P Units that were outstanding immediately prior to the Effective Time. At the Effective Time, the unit ledger of the Company shall be closed.

              (h) Withholding Rights. Buyer, Merger Sub or the Surviving
                  ------------------
Company shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to any holder of Class A Units, Class P Units or Options pursuant to this Agreement, such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law. To the extent that amounts are so deducted and withheld by Buyer, Merger Sub or the Surviving Company and paid over to the appropriate taxing authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder of Class A Units, Class P Units or Options in respect of which such deduction and withholding was made by Buyer, Merger Sub or the Surviving Company.

         2.08 Closing Unit Price Reconciliation.
              ---------------------------------

              (a) As promptly as possible, but in any event within 45 days after the Closing Date, Buyer will deliver to the Representative (i) a reconciliation (if any) of Cash on Hand and Indebtedness, as used in the calculation of the Estimated Closing Unit Price against the Cash on Hand and Indebtedness at Closing (the "Reconciliation"); and (ii) at Buyer's
                              --------------
discretion, a statement (including reasonable detail and particulars specifying any claim made in such statement) that the Net Working Capital at Closing was not generated in the ordinary course of business, consistent with past practice (such statement, if provided by Buyer under this
Section 2.08, will together with the Reconciliation, be referred to herein as
------------
the "Closing Statements"). After delivery of the Closing Statements, the
     ------------------
Representative and its accountants shall be permitted reasonable access to review the Surviving Company's and the Subsidiaries' books and records and work papers related to the preparation of the Closing Statements. The Representative and its accountants may make inquiries of Buyer, the
Surviving Company, the Subsidiaries and their respective accountants regarding questions concerning, or disagreements with, the Closing
Statements arising in the course of their review thereof, and Buyer shall use its, and shall cause the Surviving Company and the Subsidiaries to use their, commercially reasonable efforts to cause any such accountants to cooperate with and respond to such inquiries. If the Representative has any objections to the Closing Statements, the Representative shall deliver to Buyer a statement setting forth its objections thereto (an "Objections
                                                            ----------
Statement"). If an Objections Statement is not delivered to Buyer within 45
---------
days after delivery of the Closing Statements, the Closing Statements shall be final, binding and non-appealable by the parties hereto. The Representative and Buyer shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 15 days after the delivery of the Objections Statement, the Representative and Buyer shall submit such dispute to Deloitte & Touche, LLP (the "Independent Auditor").
                                                    -------------------
The Representative and Buyer shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be allocated equally between Buyer, on the one hand, and solely to the Escrow Account, on the other hand.

              (b) If, after taking into account the contents of the Closing Statements as finally determined pursuant to Section 2.08(a), a payment (the
                                             ---------------
"Settlement Payment") should be made to (i) Buyer, then Buyer shall withdraw
 ------------------
an amount from the Escrow Account equal to the Settlement Payment, or (ii)
the Representative (on behalf of the Sellers), then Buyer shall pay to the Representative (on behalf of the Sellers) the Settlement Payment. All payments determined to be due under this Section 2.08(b) to Buyer or the
                                         ---------------
Representative (on behalf of the Sellers) shall be made promptly after such determination, by wire transfer of immediately available funds (whether out of the Escrow Account or otherwise) and in accordance with procedures (if any) agreed between Buyer and the Representative as to the distribution of the Settlement Payment among the Sellers (if necessary). The release to the Sellers of any portion of the Escrow Amount not otherwise due to Buyer under the terms of this Section 2.08(b) shall be subject to the terms of the
                  ---------------
Escrow Agreement.

              (c) With respect to any amount paid to the Representative under this Section 2.08, the Representative shall promptly deliver such
           ------------
amount to the Sellers on a pro rata basis (based on each Seller's share of the Aggregate Unit Number) in accordance with the procedures established between the Representative and the Sellers.

                                ARTICLE III

                            CONDITIONS TO CLOSING
                            ---------------------

         3.01 Conditions to Buyer's Obligations. The obligation of
              ---------------------------------
Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

              (a) The representations and warranties set forth in Article IV
                                                                  ----------
and the BC Merger Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date (without giving any effect to any update or amendment to the schedules hereto between the date of this Agreement and the Closing Date and without giving effect to any materiality or Material Adverse Effect qualifications contained therein) with the same force and effect as though made at and as of the Closing Date (except to the extent any representation or warranty is made as of a particular date, in which case, such representation or warranty shall be true and correct at and as of such particular date), except where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect;

              (b) The Company and the Representative shall have performed in all respects all of the covenants, obligations and other agreements required to be performed or complied with by it under this Agreement and the BC Merger Agreement at or prior to the Closing, except where any failure to perform any covenant, obligation or agreement would not have a Material Adverse Effect;

              (c) No Material Adverse Effect shall have occurred except as such relates to any matter in existence on the date hereof and to the extent set forth specifically on any schedule attached hereto (without giving effect to any update or amendment to such schedules between the date of this Agreement and the Closing Date);

              (d) Each of the material clearances, consents, waivers and approvals or other authorizations of Governmental Entities listed on the Authorization Schedule and marked with an asterisk shall have been obtained
----------------------
or satisfied and the applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated, in each case, subject to
Section 11.02;
-------------

              (e) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (f) The Company shall have delivered to Buyer each of the following:

                  (i) a certificate of the Company in the form set forth in Exhibit D, dated the Closing Date, stating that the preconditions
         ---------
         specified in subsections (a) and (b) have been satisfied;

                  (ii) the payoff letters relating to the repayment of the Closing Indebtedness pursuant to Section 2.06(d);
                                          ---------------

                  (iii) a copy of the Certificate of Formation of the Company certified by the Secretary of State of the State of Delaware and a certificate of good standing from Delaware, in each case dated within ten days of the Closing Date;

                  (iv) certified copies of the resolutions duly adopted by the Company's Board of Managers authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

                  (v) certified copies of the resolutions duly adopted by holders of the Class A Units authorizing the Company to execute, deliver and perform this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

                  (vi)  each of the agreements ("Closing Agreements") in
                                                 ------------------
         substantially the forms attached as Exhibit E, duly executed by
                                             ---------
         the parties thereto (other than Buyer and the Company), together with evidence reasonably satisfactory to Buyer that the amendments to the charter documents referenced in Exhibit E of the Closing Agreements have been duly made; and

                  (vii) an escrow agreement (the "Escrow Agreement"), in
                                                  ----------------
         substantially the form attached as Exhibit F, duly executed by the
                                            ---------
         Representative and the Escrow Agent; and

              (g) The Company shall have terminated those Contracts listed on the Terminated Contracts Schedule and the Company shall have delivered to
       -----------------------------
Buyer (i) where such Contract relates to the Closing Indebtedness, the payoff letter referred to in Section 3.01(f)(ii); (ii) where such Contract
                             -------------------
relates to the payment of money other than as contemplated by clause (i), a release (the "Release") in substantially the form attached as Exhibit G,
              -------                                         ---------
duly executed by the counterparty to such Contract; and (iii) in all other cases, evidence reasonably satisfactory to Buyer that such Contract has been so terminated with effect from Closing and without penalty to the Company or any Subsidiary.

              If the Closing occurs, all closing conditions set forth in this Section 3.01 which have not been fully satisfied as of the Closing
     ------------
shall be deemed to have been fully waived by Buyer.

         3.02 Conditions to the Company's Obligations. The obligation of the
              ---------------------------------------
Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing
Date:

              (a) The representations and warranties set forth in Article V
                                                                  ---------
shall be true and correct at and as of the date hereof and at and as of the Closing Date (without giving any effect to any update or amendment to the schedules hereto between the date of this Agreement and the Closing Date and without giving effect to any materiality qualifications contained therein) with the same force and effect as though made at and as of the Closing Date (except to the extent any representation or warranty is made as of a particular date, in which case, such representation or warranty shall be true and correct at and as of such particular date), except where the failure of such representations and warranties to be so true and correct would not be materially adverse to the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement;

              (b) Each of Buyer and Merger Sub shall have performed in all respects all the covenants, obligations and other agreements required to be performed or complied with by it under this Agreement at or prior to the Closing, except where any failure to perform any covenant, obligation or agreement would not be materially adverse to the ability of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement;

              (c) Each of the material clearances, consents, waivers and approvals or other authorizations of Governmental Entities listed on the Authorization Schedule and marked with an asterisk shall have been obtained
----------------------
or satisfied and the applicable waiting periods, if any, under the HSR Act shall have expired or have been terminated, in each case, subject to
Section 11.02;
-------------

              (d) No judgment, decree or order shall have been entered which would prevent the performance of this Agreement or the consummation of any material part of the transactions contemplated hereby, declare void or unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (e) Buyer and Merger Sub shall have delivered to the Company a certificate in the form set forth as Exhibit H, dated the Closing Date,
                                     ---------
stating that the preconditions specified in subsections (a) and (b) have been satisfied;

              (f) Each of Buyer and Merger Sub shall have delivered to the Company certified copies of the resolutions duly adopted by its respective board of directors (or its equivalent governing body), and, in the case of Merger Sub, also by its stockholders, authorizing its execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, and the consummation of all transactions contemplated hereby and thereby;

              (g) Buyer shall have delivered the consideration contemplated by Section 2.07(b); and
   ---------------

              (h) Buyer shall have delivered to the Company the Escrow Agreement, duly executed by Buyer and the Escrow Agent.

              If the Closing occurs, all closing conditions set forth in this Section 3.02 which have not been fully satisfied as of the Closing
     ------------
shall be deemed to have been fully waived by the Company.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF
                     ---------------------------------
                                 THE COMPANY
                                 -----------

              Except as set forth in a disclosure schedule referenced herein, the Company represents and warrants to Buyer and Merger Sub that:

         4.01 Organization and Qualification; Subsidiaries. The
              --------------------------------------------
Representative, the Company and each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (or its equivalent) under the Laws of the jurisdiction of its incorporation or organization, as set forth in the preamble on the attached Subsidiary
                                                           ----------
Schedule, and has the requisite power and authority to own, lease and
--------
operate its properties and to carry on its business as it is now being conducted. The Representative, the Company and each Subsidiary is duly qualified to do business as a foreign entity under the Laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where the failure to be so qualified would have a Material Adverse Effect.

         4.02 Subsidiaries.
              ------------

              (a) The attached Subsidiary Schedule sets forth the name of
                               -------------------
each Subsidiary and, with respect to each such Subsidiary, the jurisdiction in which it is incorporated or organized, the number of shares of its authorized capital stock or aggregate equivalent equity interests, the number and class of shares or other equity interests thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. The outstanding shares of capital stock or equity interests of each such Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned, directly or indirectly, by the Company are owned by it free and clear of any and all Liens, except as set forth on the attached Subsidiary
                                                                ----------
Schedule. There is no existing option, warrant, call, right commitment,
--------
right to convert, purchase right, subscription right, "phantom stock" right, or any other agreement or arrangement of any character to which any Subsidiary or Company or their respective Affiliates is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance or transfer of any additional shares of capital stock or other equity interests of any Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Subsidiary or other equity security of any Subsidiary. Except for the capital stock of, or other material equity interest in, each Subsidiary and any other entities listed on the attached Subsidiary
                                                         ----------
Schedule, as of the date hereof, neither the Company nor any Subsidiary it
--------
owns, directly or indirectly, any
capital stock or other material equity interest in any corporation, limited liability company, partnership, joint venture or other entity.

              (b) Other than as set forth on the attached Subsidiary
                                                          ----------
Schedule, the Company does not own, directly or indirectly, less than a
--------
majority of the outstanding voting securities or other voting equity interests in any Person. The shares of capital stock or equity interests of each such entity held by the Company, directly or indirectly, are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company, directly or indirectly, are owned by it free and clear of any and all Liens, except as set forth on the attached Subsidiary Schedule.
             -------------------

         4.03 Governance Documents. The Company has heretofore made
              --------------------
available to Buyer a true, complete and correct copy of the certificate of incorporation and bylaws (or equivalent organizational documents), each as amended to date, of the Company and the Subsidiaries. Such certificates of incorporation and bylaws (or equivalent organizational documents) are in full force and effect. Neither the Company nor any Subsidiary is in violation in any material respect of any provision of its certificate of incorporation or bylaws (or equivalent organizational documents).

         4.04 Capitalization. The outstanding equity securities of the Company
              --------------
consist as of the date hereof of: (a) 42,800,000 Class A Units and (b) 2,472,889 Class P Units, and the attached Unitholders Schedule sets forth
                                          --------------------
the names of all unitholders in the Company and the number of units in the Company owned by each unitholder and, with respect to each Class P Unit, the Net Return Threshold associated with each such unit and, with respect to each Class O Unit, the exercise price for the option over such unit. All issued and outstanding units of the Company are duly authorized and validly issued. 2,282,668 Class O Units are reserved for issuance upon the exercise of outstanding options granted pursuant to the Company's employee option plans. Except as set forth on the attached Unitholders Schedule or in this
                                           --------------------
Section 4.04, there are no options, warrants, calls, commitments, rights to
------------
convert, purchase rights, subscription rights, "phantom stock" rights or other rights relating to the issued or unissued equity securities of the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to issue or sell any equity securities of, or other equity interests in, the Company or any of the Subsidiaries. Except as set forth on the attached Unitholders Schedule, there are no outstanding contractual
             --------------------
obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any equity securities of the Company or any of the Subsidiaries, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person. Except as set forth on the Subsidiary Schedule, neither the Company
                                   -------------------
nor any Subsidiary owns or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than each Subsidiary of the Company) or any direct or indirect equity or ownership interest in any other business. Neither the Company nor any of the Subsidiaries is or has ever been a general partner of any general or limited partnership.

         4.05 Authority Relative to This Agreement. Each of the Representative
              ------------------------------------
and the Company has all necessary company power and company authority to execute and deliver this Agreement, and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Representative or the Company in connection with the transactions contemplated hereby and thereby (together with this Agreement, the "Seller
                                                                    ------

Documents"), and to perform its obligations hereunder and thereunder and to
---------
consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the Representative and the consummation by the Company and the Representative of the transactions contemplated hereby have been duly and validly authorized by all necessary company action and no other company proceedings on the part of the Company or the Representative are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been and each of the other Seller Documents will be at or prior to Closing duly and validly executed and delivered by the Company and the Representative and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company and the Representative, enforceable against the Company and the Representative in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

         4.06 No Conflict; Required Filings and Consents.
              ------------------------------------------

              (a) Except as set forth on the attached Authorization
                                                      -------------
Schedule, the execution, delivery and performance of this Agreement by the
--------
Representative and the Company does not (i) conflict with or violate the certificate of incorporation or bylaws (or equivalent organizational documents) of the Representative, the Company (including the LLC Agreement) or any of the Subsidiaries, (ii) conflict with or violate any Law, order, judgment or decree applicable to the Representative, the Company or any of the Subsidiaries or by which any property or asset of Representative, the Company or any of the Subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a Lien on any material property or asset of the Representative, the Company or any of the Subsidiaries pursuant to any Contract to which the Representative, the Company or any of the Subsidiaries is a party or by which the Representative, the Company or any of the Subsidiaries or any property or asset of the Representative, the Company or any of the Subsidiaries is bound or affected, except in the case of clauses (ii) and
(iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the Representative and the Company from performing its obligations under this Agreement in any material respect and would not have a Material Adverse Effect.

              (b) Except as set forth on the attached Authorization
                                                      -------------
Schedule, the execution, delivery and performance of this Agreement and the
--------
other Seller Documents, by the Company and the Representative, or the compliance by the Company or the Representative (as the case may be) with any of the provisions hereof or thereof, does not require any consent, waiver, order, clearance, approval, authorization or permit of, or filing or notification with, any Governmental Entity except (i) for (A) applicable requirements, if any, of state securities or "blue sky" Laws ("Blue Sky Laws")
                                                               -------------
and (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (ii) where failure to obtain such consents,
                 -------
waivers, orders, clearances, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Material Adverse Effect.

         4.07 Compliance with Laws. The Company and each Subsidiary is and
              --------------------
has been for the past three years in material compliance with all Laws applicable to the Company and each Subsidiary or to the conduct of the business or operations of the Company and each Subsidiary or the use and occupancy of their respective properties (including any leased property) and assets.

         4.08 Financial Statements.
              --------------------

              (a) Attached as the Financial Statement Schedule is a copy of
                                  ----------------------------
(i) the unaudited consolidated balance sheet with respect to the Company and the Subsidiaries as of June 30, 2004 (the "Latest Balance Sheet"), and the
                                           --------------------
related statement of income for the year-to-date then ended and (ii) audited consolidated balance sheet, statements of income and statement of cash flows with respect to the Company and the Subsidiaries as of and for the fiscal years ended December 31, 2003 and December 31, 2002 (collectively the "Financial Statements"). Except as set forth on the attached Financial
 --------------------                                        ---------
Statements Schedule, such financial statements have been prepared in
-------------------
accordance with GAAP and fairly present, in all material respects, the financial condition and results of operations of the Company and the Subsidiaries (taken as a whole) as of the times and for the periods referred to therein (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnotes).

              (b) Since December 31, 2003, the Company and each Subsidiary has collected their accounts receivable and paid their accounts payable in the ordinary course of business consistent with past practice and there has been no acceleration in the rate of such collections or deceleration in the rate of such payments outside the ordinary course of business. The accounts receivable acquired by Buyer at Closing will be bona fide accounts receivable that arose in the ordinary course of business for goods delivered or services rendered or to be rendered. The reserves for doubtful accounts set forth in the Financial Statements as at December 31, 2003 are consistent with those used in the ordinary course of business of the Company and each Subsidiary.

              (c) Neither the Company nor any Subsidiary has received any communication or notification from any auditor, regulator or other third party claiming that its system of internal accounting controls has material weaknesses or deficiencies and to the Company's knowledge no such weaknesses or deficiencies exist. The Company has delivered to Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, the system of internal accounting controls of the Company and its Subsidiaries. There has been no, and there does not currently exist any, fraud, whether or not material, that involves management of any part of the Business, the Company or any of the Subsidiaries or the Sellers or other employees who have a significant role in the internal controls relating to the Business. The attached Financial Statements Schedule contains a
                           -----------------------------
description of all non-audit services performed by the Company's auditors for the Company and the Subsidiaries since the beginning of the immediately preceding fiscal year of the Company and the fees paid for such services. The attached Financial Statements Schedule lists, and the Company has
             -----------------------------
delivered to Buyer copies of, the documents creating or governing, all of the Company's off-balance sheet arrangements.

         4.09 No Undisclosed Liabilities; Related Party Accounts.
              --------------------------------------------------

              (a) Subject to the payment of the Closing Indebtedness pursuant to Section 2.06(d), neither the Company nor any Subsidiary has any
            ---------------
material indebtedness, obligations or other liabilities of any kind (absolute, accrued, contingent or otherwise), including any off-balance sheet arrangement, other than (i) those set forth on the Undisclosed
                                                         -----------
Liabilities Schedule and (ii) those fully reflected, or not required to be
--------------------
reflected, in the balance sheet or in the notes thereto included in the Financial Statements as at December 31, 2003.

              (b) The Affiliated Transactions Schedule contains a complete
                      --------------------------------
list as of June 30, 2004 of (i) all intercompany receivables and payables between the Representative, any of the Sellers or their Affiliates (other than the Company and any Subsidiary), on the one hand, and the Company or any Subsidiary, on the other hand (together, the "Related Party Balances");
                                                  ----------------------
and (ii) all intercompany receivables and payables between the Company and any Subsidiary, or between any Subsidiary and another Subsidiary (together, the "Intercompany Balances"). Except as set forth on the Affiliated
     ---------------------                               ----------
Transactions Schedule since December 31, 2003, there has not been any
---------------------
increase or decrease in (i) Related Party Balances, whether or not in the ordinary course of business, and (ii) Intercompany Balances, other than in the ordinary course of business. Except as disclosed in the Affiliated
                                                            ----------
Transactions Schedule (i) neither the Company nor any Subsidiary, jointly
---------------------
with the Representative, any of the Sellers or any of their Affiliates (other than the Company or any Subsidiary), purchases or sells goods or services, and (ii) neither the Company nor any Subsidiary has any significant business relationships with the Representative, any of the Sellers or any of their Affiliates (other than the Company or any Subsidiary).

         4.10 Absence of Certain Changes or Events. Since the date of the
              ------------------------------------
Latest Balance Sheet, except as expressly permitted by this Agreement or as set forth on the attached Developments Schedule, neither the Company nor any
                          ---------------------
Subsidiary has (a) conducted its businesses other than in the ordinary course consistent with past practice; and (b) taken any action that would be a violation of Section 6.01(b) if that Section had been in effect during
               ---------------
such period.

         4.11 Absence of Litigation. Except as set forth on the attached
              ---------------------
Litigation Schedule, there is no Legal Proceeding or investigation pending
-------------------
or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or any property or asset of the Company or any of the Subsidiaries, before any court, arbitrator or Governmental Entity. Except as set forth on the attached Litigation Schedule, neither the Company nor any
                          -------------------
of the Subsidiaries nor any property or asset of the Company or any of the Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award (other than any order, writ, judgment, injunction, decree, determination or award not particular in its application to the Company or any Subsidiary).

         4.12 Employee Benefit Plans. The attached Employee Benefits
              ----------------------               -----------------
Schedule sets forth a true and complete list of each material Employee
--------
Benefit Plan covering any Employee, former employee or officer, director or manager (who are not Employees) of the Company or any Subsidiaries (the "Plans"). Except as set forth on the attached Employee Benefits Schedule:
 -----                                        --------------------------
(i) each Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms, and with applicable Law and all applicable collective bargaining agreements and works council rules; (ii) other than the German Plans, the UK Plan or as contemplated on the Latest Balance Sheet, there is no other Plan that is a defined benefit type plan that has any unfunded liability, and all contributions required to be made by the Company or a Subsidiary to each Plan under the terms of such Plan or applicable Law have been made as of the Closing Date; (iii) the Company has delivered or made available to Buyer correct and complete copies of all Plan documents, summary plan descriptions, actuarial reports (where applicable) or, where a Plan document does not exist for a Plan, a detailed description of such Plan; (iv) on or prior to Closing, the Company shall deliver or make available to Buyer all related trust agreements, insurance contracts and other funding or financing agreements which implement each Plan; (v) no Plan is a "multiemployer plan" within the meaning of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and neither the Company nor any
                                   -----
Subsidiary has any liability whatsoever with respect to any multiemployer plan; (vi) no Plan promises or provides retiree medical, health, life, or other welfare benefits to any Person and, with respect to any such Plan disclosed on the Employee Benefits Schedule, the Company and the
                 --------------------------
Subsidiaries have the right to modify and terminate welfare benefits to retirees with respect to both retirees and active employees other than as required by applicable Law; (vii) each Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Plan, (viii) neither the Company nor any Subsidiaries has incurred any direct or indirect liability under, arising out of or by operation of, Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement; (ix) there has been no amendment to or announcement relating to, or any change in participation or coverage under, any Plan that is not reflected in the text of such Plan which would materially increase the expense to the employer whose Employees are covered by such Plan (regardless of whether such expense is recognized under GAAP), other than as a function of the number of Plan participants; (x) no condition exists that would prevent the amendment or termination of any Plan with respect to any Employee, except as otherwise required by applicable Law, any applicable works council or any applicable collective bargaining agreement; (xi) no Legal Proceedings with respect to any Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no investigation with respect to any Plan (other than routine claims for benefits) is pending or threatened; (xii) the consummation of the transactions contemplated by this Agreement will not entitle any Employee to severance pay, termination indemnities, supplementary unemployment compensation or any similar payment, or accelerate the time or payment or vesting or increase the amount of any compensation due to any such Employee, or constitute or involve a prohibited transaction that is not otherwise covered by a statutory or administrative exemption; (xiii) no collective bargaining agreement, employment agreement or other agreement contains any "change in control" or similar provisions which may be triggered by any of the transactions contemplated in this Agreement that would result in a material payment; and (xiv) no payment that is owed or may become due to any director, officer, employee or agent of the Company and the Subsidiaries will be non-deductible to the Company and the Subsidiaries under Code Section 280G or subject to tax under Code Section 4999; nor will the Company and the Subsidiaries be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

         4.13 Employees. Paragraph (a) of the attached Employee Schedule
              ---------                                -----------------
sets forth, as of June 30, 2004, a true and complete list of (x) employee headcount by location and (y) all

Employees and officers, directors or managers (who are not Employees), including their position, paid an annual base salary of $100,000 or more. Paragraph (b) of the attached Employee Schedule sets forth a true and
                              -----------------
complete list of each work council, union or other labor organization, which has to be notified or consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement and each collective bargaining agreement which has any impact on the terms and conditions of employment with respect to the Employees. Where required under applicable Law, the Company or a Subsidiary will have, prior to the Closing Date, properly notified, or where appropriate consulted or negotiated with, the local works council, union, labor board or relevant government agency concerning the transactions contemplated by this Agreement. Other than as described in paragraph (c) of the attached Employee
                                                                    --------
Schedule, the Company and each Subsidiary is in material compliance with its
--------
own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, civil rights, labor relations, occupational health and safety and payroll taxes, and any federal, state, provincial or local human rights act. Other than as described in paragraph (d) of the attached Employee Schedule, (i) neither
                                           -----------------
the Company nor any Subsidiary is in receipt of a complaint, demand letter or charge issued by a Governmental Entity which alleges a violation by the Company or any Subsidiary of any applicable Law respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, civil rights, labor relations, occupational health and safety or payroll taxes; and (ii) since January 1, 2003, neither the Company nor any Subsidiary has engaged in any plant closing, work force reduction or other similar action which has resulted or would result in material liability under any applicable Law and have not issued any notice that any such action is to occur in the future.

         4.14 Technology and Intellectual Property.
              ------------------------------------

              (a) The attached Intellectual Property Schedule sets forth a
                               ------------------------------
list of patents, registered trademarks, trade names, registered service marks and registered copyrights, and any pending applications therefor, and domain names, owned by, filed or used by the Company or any Subsidiary. With respect to registered trademarks, the attached Intellectual Property
                                               ---------------------
Schedule sets forth a list of all jurisdictions in which such trademarks are
--------
registered or applied for and all registration and application numbers.

              (b) The attached Intellectual Property Schedule sets forth a
                               ------------------------------
list of Software that is owned or used by the Company or any Subsidiary. Except with respect to licenses of Software available on reasonable terms through commercial distributors or in consumer retail stores for an annual license fee of no more than $50,000, the attached Intellectual Property
                                                  ---------------------
Schedule sets forth a list of licenses granted to the Company and each
--------
Subsidiary for the use of Technology and Intellectual Property that is used in the conduct of the Business.

              (c) Except as set forth on the attached Intellectual Property
                                                      ---------------------
Schedule:
--------

                  (i) except as would not have a Material Adverse Effect, the licenses listed in the attached Intellectual Property Schedule
                                             ------------------------------
         are in full force and effect, neither the Company nor any Subsidiary is in default under any of such licenses, and no party to any of such licenses has exercised any termination rights with respect thereto;

                  (ii) (A) Neither the Company nor any Subsidiary is the subject of any pending, or to the Company's knowledge, threatened Legal Proceeding, and neither the Company nor any Subsidiary has received any written notice in the past two years in each case which involves a claim of infringement, unauthorized use, or violation by any Person against the Company or such Subsidiary or challenging the ownership, use, validity or enforceability of, any material Intellectual Property owned by the Company or such Subsidiary; (B) all of the Company's or each of its Subsidiary's rights in and to material Intellectual Property owned by the Company or such Subsidiary are valid and enforceable; (C) all Intellectual Property owned by the Company or each Subsidiary is owned free and clear of all Liens, other than Permitted Liens; (D) the conduct of the Business does not violate, conflict with or infringe any Intellectual Property of any other Person in any material respect; (E) to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any Intellectual Property used in the Business; and (F) no Intellectual Property used in the Business is subject to any outstanding order or Contract restricting in any manner the licensing, assignment or other transfer, use or enforceability by the Company or any Subsidiary of such Intellectual Property; and

                  (iii) neither the Company nor any Subsidiary has made any written claim or is involved in any pending, or to the Company's knowledge, threatened Legal Proceeding alleging that any Person has infringed, violated, misused or misappropriated any material Intellectual Property owned by the Company or any Subsidiary.

              (d) The consummation of the transactions contemplated by this Agreement will not result in a conflict with or loss or impairment of Buyer's right to own or use any of the Technology or Intellectual Property owned, licensed or used by the Company or any Subsidiary.

         4.15 Taxes. Except as set forth on the attached Taxes Schedule:
              -----                                      --------------

              (a) The Company and the Subsidiaries have timely filed, or have timely filed for extensions to file, all federal, state, local and foreign income and other material Tax Returns required to be filed by them through the date hereof. All such Tax Returns are complete and accurate in all material respects.

              (b) The Company and the Subsidiaries have timely paid and discharged all Taxes shown as being due on such Tax Returns, and all other material Taxes (whether or not required to be shown on any Tax Return) other than such Taxes that are being contested in good faith by appropriate proceedings and are fully reserved in the Company's most recent quarterly financial statements. Neither the Internal Revenue Service nor any other taxing authority or agency, domestic or foreign, is now asserting or threatening to assert in writing against the Company or any of the Subsidiaries any material deficiency or material claim for additional Taxes and all deficiencies asserted as a result of any examinations by any taxing authority of the Tax Returns of the Company or any Subsidiary have been fully paid or have been reserved for on the books and records of the Company or such Subsidiary. Neither the Company nor any of the Subsidiaries have granted any waiver of any statute of limitations applicable to any claim for Taxes.

              (c) There are no audits of the Company or any Subsidiary by any taxing authority in progress.

              (d) The Company and each Subsidiary have withheld, collected and paid over to the appropriate governmental authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected.

              (e) Neither the Company nor any of the Subsidiaries have entered into any transactions that require disclosure under Section 6011 of the Code.

              (f) The Company has always been treated as a partnership for federal, state and local income tax purposes.

              (g) Except as specifically identified on the Unitholders
                                                           -----------
Schedule attached hereto, none of the Sellers are a "foreign person" within
--------
the meaning of Section 1445 of the Code and they will furnish an affidavit that satisfies the requirements of Section 1445(b)(2) of the Code. None of the Subsidiaries is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         4.16 Contracts and Commitments.
               -------------------------

              (a) Except as set forth on the attached Contracts Schedule,
                                                      ------------------
neither the Company nor any Subsidiary as of the date of this Agreement is a party to or is bound to any of the following (each, a "Material Contract"):
                                                       -----------------

                  (i) Contract involving payments of more than $150,000 per year and relating to the borrowing of money or to placing a Lien on any of the assets, other than Permitted Liens;

                  (ii) license or royalty agreement involving expected payments of more than $150,000 per year;

                  (iii) Contract that would impose any geographic restrictions upon the ability of the Company and the Subsidiaries from freely engaging in their businesses anywhere in the world;

                  (iv) guaranty of any obligation of any Person (other than the Company or the Subsidiaries);

                  (v) Contract relating to the supply, manufacturing, distribution, marketing, advertising or promotion of products or services (whether by the Company or each Subsidiary or for the Company or each Subsidiary) involving in any such case payments of more than $250,000 per year (other than sales or purchases made pursuant to purchase orders in the ordinary course of business);

                  (vi) Contract relating to the pending acquisition or sale of a business, business unit or product line having a fair market value in excess of $100,000 or for the

         Sale of the assets of the Company or any Subsidiary (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $100,000;

                  (vii) consulting agreement providing for payments thereunder in excess of $100,000 per year;

                  (viii) Contract under which a Person (other than the Company or any Subsidiary) is advanced or loaned an amount exceeding $100,000;

                  (ix) joint venture agreements, partnerships or similar Contracts providing for the sharing of profits, losses, costs or liabilities; any Contract relating to earn-outs, deferred payments or similar payments of more than $125,000 per year; any other Contract, other than Real Property Leases, which involve the expenditure of or receipt of more than $250,000 per year (other than sales or purchases made pursuant to purchase orders in the ordinary course of business); any employment or consulting Contract with any Person that provides for annual compensation in excess of $100,000; Contracts with any Governmental Entity providing for payments in excess of $100,000 or not otherwise in the ordinary course of business; or

                  (x) other than any Real Property Lease, any employment agreement required to be made available to Buyer under Section 4.13,
                                                                ------------
         or any ordinary course purchase order from a customer of the Business, Contract that cannot be terminated at will by the Company or any Subsidiary (A) within 12 months of the Closing Date and (B) without incurring a termination fee or penalty of more than $100,000.

              (b) Except as set forth on the attached Contracts Schedule,
                                                      ------------------
each Contract required to be disclosed on the attached Contracts Schedule is
                                                       ------------------
in full force and effect and is the legal, valid and binding obligation of the Company and/or any Subsidiary, enforceable against it/them in accordance with its terms. Neither the Company nor any Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract required to be disclosed on the attached Contracts
                                                             ---------
Schedule, except as set forth on the attached Contracts Schedule or except
--------                                      ------------------
for violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

              (c) The Company has made available to Buyer true and complete copies of all Contracts listed on the attached Contracts Schedule.
                                               ------------------

         4.17 Property.
              --------

              (a) The attached Owned Real Property Schedule sets forth all
                               ----------------------------
of the real property owned in fee simple by the Company or any Subsidiary (the "Owned Real Property"). Except as set forth on the Owned Real Property
      -------------------                               -------------------
Schedule with respect to the properties in China, the Company or any
--------
Subsidiary has valid and marketable fee simple title to all Owned Property, free and clear of all Liens, except Permitted Liens.

              (b) The real property demised by the leases ("Real Property
                                                            -------------
Leases") described on the attached Leased Real Property Schedule (the
------                             -----------------------------
"Leased Real Property," and together with the Owned Real Property, the
 --------------------
"Company Property") constitutes all of the real property leased by the
 ----------------
Company and each Subsidiary. Except as set forth on the attached Leased Real
                                                                 -----------
Property Schedule, the Leased Real Property leases are in full force and
-----------------
effect, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy or creditor's rights Laws or general principles of equity. The Company has delivered or made available to Buyer complete and accurate copies of each of the leases described on the Leased Real Property Schedule, and none of the leases has been modified in
-----------------------------
any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Buyer. To the Company's knowledge, neither the Company nor any Subsidiary is in default in any material respect under any of such leases. True and complete copies of the Real Property Leases have previously been made available by the Company to Buyer, including all amendments or modifications thereof and all side letters and other instruments affecting the obligations of any party thereunder. The Company or a Subsidiary, as lessee, is now in possession of each leased Company Property. Except as set forth on the Leased Real
                                                         -----------
Property Schedule or except as would not reasonably be expected to have a
-----------------
Material Adverse Effect, to the Company's knowledge, there is no pending or threatened proceeding that is reasonably likely to interfere with the quiet enjoyment of each such lessee. Except as set forth on the Leased Real
                                                          -----------
Property Schedule or except as would not reasonably be expected to have a
-----------------
Material Adverse Effect, there are no outstanding defaults or circumstances that, upon the giving of notice or passage of time or both, would constitute a default or breach by such party under any Real Property Lease. As used herein, the term "lease" shall also include subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

              (c) Other than as would not have a Material Adverse Effect, the Company Properties are in compliance with any restrictions underlying the Permitted Liens. Except as disclosed on the attached Owned Real Property
                                                         -------------------
Schedule or Leased Real Property Schedule, all buildings, structures,
--------    -----------------------------
improvements and fixtures located on, under, over or within any Company Property, and all other aspects of each parcel of Company Property (A) are in good operating condition, ordinary wear and tear excepted, and (B) are suitable, sufficient and appropriate in all respects for their current uses. There is no material pending or, to the Company's knowledge, threatened action or proceeding by any Governmental Entity for assessment or collection of Taxes, impact fees or special assessments affecting any Company Property, and no condemnation or eminent domain proceeding against any Company Property is pending or, to the Company's knowledge, threatened.

              (d) With respect to the tangible properties and assets of the Company and the Subsidiaries (excluding real property) ("Tangible Personal
                                                         -----------------
Property"), the Company and the
--------

Subsidiaries have good title to, or hold pursuant to valid and enforceable leases, all such properties and assets necessary or currently employed for the conduct of the businesses of the Company and the Subsidiaries, free and clear of all Liens other than Permitted Liens, with only such exceptions as would not have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, the Company or its Subsidiary will be entitled to continue to use all such Tangible Personal Property, provided that leased property is subject to the terms and conditions set forth in the applicable lease. To the extent currently used in the ordinary course of business, each item of Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects and is suitable for immediate use in the ordinary course of business of the Company and each Subsidiary.

              (e) The inventory acquired by Buyer at Closing has been generated or acquired by the Company and the Subsidiaries in the ordinary course of business, and is, in all material respects, at a level consistent with the normal practices and discounts of the Business. The reserves for obsolete or slow moving inventory reflected on the Financial Statements are consistent with those used in the ordinary course of business of the Company and each Subsidiary. The quality and quantity of the products in inventory is reasonably comparable to the quality and quantity of the products that the Company and each Subsidiary have maintained and used during the past year.

         4.18 Environmental Matters. Except as set forth on the attached
              ---------------------
Environmental Matters Schedule:
------------------------------

              (a) The Company and the Subsidiaries are in compliance with all Environmental, Health and Safety Requirements.

              (b) The Company and the Subsidiaries have obtained all permits, licenses and other authorizations required under Environmental, Health and Safety Requirements, and are in compliance with such permits, licenses and authorizations.

              (c) Within the past four years, neither the Company nor any Subsidiary has received any written notice of any pending or threatened claims against the Company or any Subsidiary under Environmental, Health and Safety Requirements or any violation of Environmental, Health and Safety Requirements or any liability arising under Environmental, Health and Safety Requirements, including any investigatory, remedial or corrective obligation, relating to the Company, the Subsidiaries or their facilities, the subject of which is unresolved.

              (d) Since May 7, 2002, there have been no unpermitted Releases by the Company or the Subsidiaries of any Hazardous Materials from any underground storage tank, above-ground storage tank or other storage tank or receptacle, or related piping, on, upon or into any Owned Real Property or any Leased Real Property or, to the Company's knowledge, any real property formerly owned, leased or operated by the Company or any Subsidiary, that would be reasonably likely to form the basis of any claim against the Company or any Subsidiary.

              (e) Since May 7, 2002, Hazardous Materials have not been generated, used, treated, handled, stored on, or transported to or from, any Owned Real Property or Leased Real

Property by the Company or any Subsidiary in non-compliance in any material respect with Environmental, Health and Safety Requirements. Since May 7, 2002, the Company and each Subsidiary have disposed of all wastes, including those wastes containing Hazardous Materials, in material compliance with all applicable Environmental, Health and Safety Requirements. Since May 7, 2002, the Company and each Subsidiary have not disposed or arranged (by Contract or otherwise) for the disposal of any material or substance at any property included or proposed for inclusion on the National Priorities List under CERCLA, the CERCLIS or any analogous list (U.S. and non-U.S.) of sites requiring investigation or cleanup.

              (f) The Company and each Subsidiary have provided or otherwise made available to Buyer all material environmental reports, assessments, audits, studies, and investigations in the custody, possession or control of the Company or any Subsidiary (or the Representative and its Affiliates) concerning any Owned Real Property and any Leased Real Property.

              (g) Except as permitted by Environmental, Health and Safety Requirements, all properties and equipment currently or previously used by the Company, any Subsidiary or any of their respective predecesssors-in-interest are and have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2-trans-dichloro-ethylene, dioxins, dibenzoflurans, and all other Hazardous Materials.

              (h) Since May 7, 2002, no claim, demand, or notice has been filed or received, nor any Legal Proceeding commenced alleging liability of the Company or any Subsidiary in connection with use, sale or distribution of asbestos, silica, or mixed dust (or any combination thereof) and neither the Company nor any Subsidiary has ever previously utilized asbestos as a raw material, component or otherwise in connection with the Products or the Business.

         This Section 4.18 constitutes the sole and exclusive
              ------------
representations and warranties of the Company with respect to any environmental, health or safety matters, including any arising under Environmental, Health and Safety Requirements.

         4.19 Affiliated Transactions. Except as set forth on the attached
              -----------------------
Affiliated Transactions Schedule, to the Company's knowledge, neither the
--------------------------------
Representative nor any officer, director, manager, unitholder or Affiliate of the Company or the Representative is a party to any material Contract or transaction with the Company or the Subsidiaries or has any material interest in any material property used by the Company or the Subsidiaries.

         4.20 Permits. Except as set forth on the attached Permits Schedule,
              -------                                      ----------------
the Company and the Subsidiaries hold all material permits, licenses, certificates, accreditations or other authorizations or consents of a Governmental Entity ("Permits") required for the conduct of the businesses
                      -------
of the Company and the Subsidiaries (including the operation of the Company's and the Subsidiaries' real property and tangible assets), and to use and occupy their properties. Neither the Company nor any Subsidiary, is in violation in any material respect of any such Permit, and there are no proceedings pending or, to the Company's knowledge, threatened to revoke or limit any such Permit.

         4.21 Insurance. The attached Insurance Schedule contains a list of
              ---------               ------------------
each material insurance policy maintained with respect to the Company and each Subsidiary. The Company and each Subsidiary are covered by valid and currently effective insurance policies that contain terms and conditions consistent with past practice and that meet all insurance coverage required by applicable Law. All such policies are in full force and effect, all premiums due thereon have been paid and the Company and each Subsidiary have complied with the provisions of such policies. The Company and each Subsidiary have not been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company and each Subsidiary under or in connection with any of their extant insurance policies. The Company and each Subsidiary have not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering any of the Company and each Subsidiary that there will be a cancellation or non-renewal of existing policies or binders. Except as set forth on the attached Insurance Schedule, neither the Company
                                    ------------------
nor any of the Subsidiaries is in default with respect to its obligations under any material insurance policy maintained by them, except where such default would not have a Material Adverse Effect.

         4.22 Customers; Suppliers; Distributors.
              ----------------------------------

              (a) Set forth on the attached Customers and Suppliers Schedule
                                            --------------------------------
are the names of the 10 largest non-distributor customers of the Business (as measured by revenue for the 12 month period ending December 31, 2003).

              (b) Set forth on the attached Customers and Suppliers Schedule
                                            --------------------------------
are the names of the 10 largest suppliers of the Business (as measured by expenditures for the 12 month period ending December 31, 2003).

              (c) Set forth on the attached Customers and Suppliers Schedule
                                            --------------------------------
are the names of the 10 largest distributors of the Business (as measured by revenue for the 12 month period ending December 31, 2003).

         4.23 Product Liability and Warranty. Except as set forth on
              ------------------------------
the attached Products Schedule, (i) since May 7, 2002, no Product or Product
             -----------------
line was sold, distributed, or marketed, nor is any such Product or Product line being sold, distributed, or marketed, by the Company or any Subsidiary with defects in the design, construction or methods of manufacture that rendered or render such Product or Product line unsafe and has resulted in or would reasonably be expected to result in liability of or regulatory action against the Company or any Subsidiary; (ii) there is no ongoing or, to the Company's knowledge, threatened Legal Proceeding or outstanding warranty claim with respect to the Company or any Subsidiary that evidences a repeated pattern of Product failure, Product liability or Product recall claims; and
(iii) neither the Company nor any Subsidiary has received any written notice from any Governmental Entity of a recall of any Products or Product lines within the last three years.

         4.24 Entire Business. The Business is conducted solely through the
              ---------------
Company and each Subsidiary and the Company and the Subsidiaries own all of the tangible and intangible assets, employ all of the employees and maintain all of the books and records necessary to operate the Business as it is presently operated. Except as set forth on the Affiliated Transactions
                                               -----------------------
Schedule, no assets that are used in the Business are owned by or licensed
--------
or furnished to the Company or any Subsidiary by any of the Sellers, the Representative or their Affiliates (other than the Company and each Subsidiary).

         4.25 Brokers. Except to the extent set forth on the attached
              -------
Transaction Expenses Schedule, no Person is entitled to any brokerage,
-----------------------------
finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Representative, the Sellers, or their Affiliates.

                                 ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB
           ------------------------------------------------------

              Buyer and Merger Sub jointly and severally represent and warrant to the Company that:

         5.01 Organization and Power. Buyer is a corporation duly organized,
              ----------------------
validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

         5.02 Authorization; Valid and Binding Agreement. The execution,
              ------------------------------------------
delivery and performance of this Agreement by Buyer and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action (including all corporate and shareholder action), and no other proceedings (including corporate proceedings) on the part of Buyer or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

         5.03 No Breach. Neither Buyer nor Merger Sub is subject to or
              ---------
obligated under its respective certificate of incorporation, bylaws, or equivalent organizational documents, any applicable Law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by such party's execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         5.04 Governmental Consents, etc. Except for the applicable
              ---------------------------
requirements of the HSR Act and the clearance, consent and approval requirements listed on the Authorization Schedule, neither Buyer nor Merger
                           ----------------------
Sub is required to submit any notice or report to, or approval application or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. Except for the clearance, consent and approval requirements listed on the Authorization
                                                           -------------
Schedule, no clearance, consent, approval or authorization of any
--------
Governmental Entity or any other party or Person is required to be obtained by either Buyer or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Buyer nor Merger Sub is subject to any outstanding judgment, order or decree of any court or Governmental Entity.

         5.05 Litigation. There are no Legal Proceedings pending or, to
              ----------
Buyer's knowledge, threatened against or affecting Buyer or Merger Sub at Law or in equity, or before or by any Governmental Entity which would adversely affect Buyer's or Merger Sub's performance under this Agreement or the consummation of the transactions contemplated hereby.

         5.06 Brokerage. There are no claims for brokerage commissions,
              ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer or Merger Sub for which the Company, the Representative or the Sellers could become liable or obligated.

         5.07 Investment Representation. Buyer is acquiring the equity
              -------------------------
securities of the Surviving Company for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities Laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the equity securities of the Surviving Company. Buyer acknowledges that the equity securities of the Surviving Company have not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that such units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the Securities Act or the Exchange Act and any applicable state or foreign securities Laws.

         5.08 Cash Funds. Upon satisfaction of all of the conditions set
              ----------
forth in Section 3.01 (other than Sections 3.01(f) and (g) if the Company
         ------------             ----------------     ---
has provided evidence to reasonably assure Buyer that such conditions could be immediately satisfied), Buyer will have the cash on hand to provide all funds necessary to consummate the transactions contemplated hereby (including the BC Merger Transaction and the repayment of Closing Indebtedness pursuant to Section 2.06(d)),
                         ---------------
to pay all of its related fees and expenses, to pay the Transaction Expenses (all in accordance with Article II) and to enable the Surviving Company and
                        ----------
its Subsidiaries to operate as a going concern.

         5.09 Solvency. Immediately after giving effect to the transactions
              --------
contemplated by this Agreement, the Company and each of the Subsidiaries shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, the Company and each of the Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or the Subsidiaries.

                                  ARTICLE VI

                            PRE-CLOSING COVENANTS
                            ---------------------

         6.01 Conduct of the Business.
              -----------------------

              (a) Except as provided on the attached Business Conduct
                                                     ----------------
Schedule, from the date hereof until the Closing Date, the Company shall (i)
--------
carry on its and the Subsidiaries' businesses in all material respects in the ordinary course of business and substantially in the same manner as previously conducted, unless Buyer shall have provided prior consent (which consent will not be unreasonably withheld or delayed) and (ii) use all commercially reasonable efforts, consistent with past practice, to (A) preserve the present business operations, organization (including management, employees and the sales force) and goodwill of the Company and each Subsidiary and the Business and (B) preserve the present relationship with Persons having business dealings with the Company and each Subsidiary and the Business; provided that, the foregoing notwithstanding, the Company and any Subsidiary may use all available cash to repay any Indebtedness prior to the Closing.

              (b) From the date hereof until the Closing Date, except as otherwise permitted by this Agreement, the Business Conduct Schedule,
                                           -------------------------
required by applicable Law or where Buyer has provided prior consent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any Subsidiary to, (i) issue, sell or redeem any shares of its or any Subsidiary's capital stock or other securities, (ii) issue, sell, transfer, dispose or redeem any securities convertible into, or options with respect to, warrants to purchase, or rights to subscribe for, any shares of its or any Subsidiary's capital stock, (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization or the capitalization of any Subsidiary, (iv) amend its or any Subsidiary's certificate of incorporation or bylaws (or equivalent organizational documents), (v) make or become legally committed to any new capital expenditures requiring expenditures following the Closing Date in excess of $250,000 in the aggregate, except for any expenditures pursuant to projects for which work has already been commenced or committed or is otherwise contemplated in the capital expenditure budget, (vi) make any investment in or loan or advance any funds to any Person such that the amount of principal of loan advances owed by such Person shall be in excess of $10,000, (vii) except in the ordinary course of business consistent with past practice and except as required by any collective bargaining agreement or as a result of any change or modification to a Plan not expressly related to the Company or any Subsidiary, grant any material salary or wage increases, modify or amend any Plan in any manner that materially increases the amount of the liability attributable to the Company or any Subsidiary in respect of such Plan or accelerate the vesting of any equity compensation award, extraordinary bonus, benefit or other direct or indirect compensation to any employee, director or consultant of the Company or any of the Subsidiaries, (viii) except for new hires in the ordinary course of business, enter into any written employment agreement with any of its or any Subsidiary's employees (or prospective employees), (ix) change its methods of accounting under GAAP or applicable local generally accepted accounting principles (including not causing any material write-off or reduction in the carrying value of any assets), except as required by GAAP or applicable local generally accepted accounting principles (x) other than in the ordinary course of business, enter into any transaction or Contract involving the expenditure of more than $100,000 individually or $250,000 in the aggregate, (xi) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or any of the Subsidiaries, (xii) except in the ordinary course of business and consistent with past practice, borrow monies for any reason or draw down on any line of credit or debt obligation, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person,
(xiii) subject to any Lien that will not be removed at or prior to Closing (except for Permitted Liens) any of the properties or assets (whether tangible or intangible) of the Company or any Subsidiary; (xiv) (A) waive any right of substantial value or cancel or compromise any debt or claim owed to or on behalf of the Company or any Subsidiary in excess of $50,000 in the aggregate; (B) except in the ordinary course of business, enter into, amend, cancel, terminate, relinquish, or waive any Material Contract or any Contract that if so entered into or amended would constitute a Material Contract or (C) voluntarily suffer any loss in excess of $50,000 in the aggregate, (xv) (A) except as required to comply with Contracts existing on the date hereof and other than pursuant to agreements between the Company and any Subsidiary or agreements between any Subsidiaries, in each case in the ordinary course of business consistent with past practice, pay or settle any liabilities; (B) materially change its practices with respect to the accounting or settlement of or collection or payment of its accounts payable or accounts receivable or accelerate the collection of any accounts receivable or (C) revalue any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than as required by applicable generally accepted accounting principles, (xvi) except in the ordinary course of business, (A) acquire any properties or assets or sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company or any Subsidiary for which the aggregate consideration paid or payable in any individual transaction is in excess of $100,000 individually or $250,000 for all such transactions, or acquire a business (or control thereof), business unit or product line of any other Person; (B) enter into a joint venture or partnership or similar arrangement with any other Person; or (C) license, sell, dispose of, purchase or acquire any material Intellectual Property; (xvii) settle any Legal Proceeding that involves a payment in excess of $100,000 individually or $250,000 in the aggregate, (xviii) except for transfers of cash pursuant to normal cash management practices consistent with past practice not in excess of $10,000 individually or $100,000 in the aggregate or otherwise in the ordinary course of business, permit the Company or any of the Subsidiaries to make any investments in or loans, advances or capital contributions to, or pay any fees or expenses to, or enter into or modify any Contract or arrangement with, or otherwise incur or accrue any liability to any Seller or any Affiliate of any Seller, (xix) with respect to the Company or Subsidiary (or any consolidated, combined, unitary or affiliated group of which any Company or Subsidiary is a member),
(A) make, change or revoke any material Tax election, (B) change any of its methods of reporting income or deductions for Tax purposes, (C) compromise any material Tax liability or settle any material Tax claims audits or disputes, or (D) file any amended Tax Return other than on a basis consistent with past practice or (xx) authorize or enter into any agreement in furtherance of any of the foregoing.

         6.02 Access to Books and Records; Employee Information.
              -------------------------------------------------

              (a) From the date hereof until the Closing Date, the Company shall provide Buyer and its authorized representatives (the "Buyer's
                                                             -------
Representatives") with full access at all reasonable times and upon
---------------
reasonable notice, to the offices, properties, employees, customers, distributors, suppliers, books and records of the Company and the Subsidiaries in order for Buyer to have the opportunity to make such investigations as it shall reasonably desire to make of the affairs of the Company and the Subsidiaries, including environmental investigations of the sort commonly referred to as Phase I Environmental Investigations (except that neither Buyer nor Buyer's Representatives shall conduct environmental sampling or testing of the sort commonly referred to as a Phase II Environmental Investigation), provided, that, in the case of access to or communications with employees, customers, distributors and suppliers of the Company and the Subsidiaries, Buyer will first obtain the consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned). The parties acknowledges that they remain bound, as applicable, by the confidentiality obligations contained in the Confidentiality Agreement between Buyer, the Company and Harris Williams & Co. dated February 17, 2004, and the letter addressed from the Company to Buyer dated July 8, 2004 (together, the "Confidentiality Agreements"). The
                                         --------------------------
parties agree that the Confidentiality Agreements shall terminate at the Closing.

              (b) Prior to the Closing Date, the Company shall make available to Buyer a true and complete list of all Employees and officers, directors or managers (who are not Employees).

              (c) Prior to the Closing Date, the Company shall undertake commercially reasonable efforts to (i) assist Buyer in its identification of the material insurance policies maintained with respect to the Company and each Subsidiary that require the approval of, or notification to, the insurance carrier with respect to the transactions contemplated by this Agreement, (ii) with respect to the insurance policies identified pursuant to the preceding clause (i), assist Buyer in efforts to obtain relevant approvals or make relevant notifications and (iii) to the extent an approval described in the foregoing clause (ii) is not forthcoming, assist Buyer in its identification of alternative, comparable arrangements.

         6.03 Exclusive Dealing. During the period from the date of
              -----------------
this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 8.01 hereof, (a) the Representative and
                      ------------
Sellers shall not, and shall not permit any officers, directors, employees, agents, advisors or other representatives or Affiliates, directly or indirectly, to solicit, initiate, encourage or take any other action reasonably likely to facilitate (including by way of furnishing any non-public information concerning the Business or the Company or any Subsidiary) or to
participate in any discussions or negotiations with respect to, any Acquisition Proposal; and (b) the Representative and Sellers shall not amend, modify, supplement, or grant any consent or waiver under or with respect to, any confidentiality or non-disclosure agreements entered into between Sellers or the Representative (or their Affiliates or representatives) and any Person (other than Buyer to whom confidential information was provided in connection with the transactions contemplated by this Agreement (collectively, the "Solicitation Confidentiality
                                   ----------------------------
Agreements"). Sellers and the Representative shall as promptly as
----------
practicable request and cause each Person to whom confidential information was provided pursuant to the Solicitation Confidentiality Agreements to return to Sellers or the Representative or destroy any such information, in each case in the manner as provided in the applicable Solicitation Confidentiality Agreement, and will further advise all such Person that any consents or invitations to make any inquiries or proposals of the type prohibited by this Agreement are withdrawn. The Representative and Sellers will cease any existing activities or negotiations with any such Persons forthwith. Effective as of the Closing Date, the Sellers and the Representative shall use all reasonable efforts to cause Harris Williams & Co. to assign to Buyer and cause any third party required to consent to assign, all of Harris Williams & Co.'s right, title and interest in the Solicitation Confidentiality Agreements. Prior to the Closing, the Company and the Representative shall use their reasonable best efforts to cause Harris Williams & Co. to enforce the Solicitation Confidentiality Agreements and to maintain such Solicitation Confidentiality Agreements in full force and effect in accordance with their terms.

         6.04 Advise of Changes. The Company and the Representative shall
              -----------------
advise Buyer immediately of the receipt of any Acquisition Proposal (but not including specific details thereof or the identity of the Person making such Acquisition Proposal). Each of the Representative, the Company, Buyer and Merger Sub shall advise the other parties hereto as promptly as practicable of (a) any event known to such party (which, in the case of the Company, shall mean to the actual knowledge, without imputation of any other Person and without independent inquiry and investigation, of Richard M. Clarke, Edward F. Cunningham, E. Michael Wenzel or Daniel P. Levy) that would render any representation or warranty of such party contained in this Agreement or the BC Merger Agreement, if made on or as of the date of such event or of the Closing Date, untrue or inaccurate; (b) with respect to the Company and the Subsidiaries, any change, condition or event known to such party (which, in the case of the Company, shall mean to the actual knowledge, without imputation of any other Person and without independent inquiry and investigation, of Richard M. Clarke, Edward F. Cunningham, E. Michael Wenzel or Daniel P. Levy) that has had a Material Adverse Effect or (c) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder to the extent known by such party (which, in the case of the Company, shall mean to the actual knowledge, without imputation of any other Person and without independent inquiry and investigation, of Richard M. Clarke, Edward F. Cunningham, E. Michael Wenzel or Daniel P. Levy); provided, that except to the extent expressly provided otherwise in this Agreement, by so advising the other parties, the disclosing party shall not be relieved of any liability for, nor shall so providing such information be deemed a waiver of, the breach of any representation, warranty, covenant or agreement made by such party under this Agreement or be deemed a waiver of any rights of the other parties hereto including any rights to terminate or to seek indemnification.

         6.05 Unitholder Approval. The Company shall enforce the LLC
              -------------------
Agreement to ensure that each holder of outstanding Class A Units votes for, consents and raises no objection against the Merger or the entry by the Company into this Agreement in accordance with the recommendation of the Board of Managers of the Company.

                                 ARTICLE VII

                                  COVENANTS
                                  ---------

         7.01 Access to Books and Records. From and after the Closing, Buyer
              ---------------------------
shall, and shall cause BC and the Surviving Company and the Subsidiaries to, provide the Representative (on behalf of the Sellers) and its authorized representatives with reasonable access at all reasonable times to the offices, properties, personnel, books and records of BC and the Surviving Company and the Subsidiaries with respect to periods prior to the Closing Date in connection with any matter whether or not relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to by the Representative, Buyer and Merger Sub shall not permit BC and the Surviving Company or the Subsidiaries, for a period of seven years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of BC and the Surviving Company or the Subsidiaries, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to the Representative and offering to surrender to the Representative (on behalf of the Sellers) such books and records or such portions thereof.

         7.02 Director and Officer Liability and Indemnification.
              --------------------------------------------------

              (a) For a period of six years after the Closing, Buyer shall not, and shall not permit BC or the Surviving Company or any of the Subsidiaries to, amend, repeal or modify any provision in BC's or the Surviving Company's or any of the Subsidiaries' certificate of incorporation or bylaws (or equivalent organizational documents) relating to the exculpation or indemnification of any managers (in the context of a limited liability company), directors or officers (unless required by Law), it being the intent of the parties that the managers (in the context of a limited liability company), directors or officers of BC and the Company and the Subsidiaries shall continue to be entitled to such exculpation and indemnification to the full extent of the Law.

              (b) If there is no existing tail or runoff coverage for the Company's existing director and officer liability insurance, then, with effect from, and for a period of three years after, the Closing, Buyer shall, or shall cause BC and the Surviving Company and the Subsidiaries to, maintain director and officer liability insurance (the "New Policy") to
                                                        ----------
provide coverage for the individuals who were managers (in the context of a limited liability company), directors or officers of BC or the Company or the Subsidiaries prior to the Closing comparable to the policy or policies maintained by BC or the Company or the Subsidiaries, as the case may be, immediately prior to the Closing for the benefit of such individuals in the form disclosed by the Company to Buyer prior to the date of this Agreement. Prior to the Closing, the Company may elect to provide, in addition to the New Policy, further coverage for such director and officer liability insurance (the "Top-Up Policy"); provided, that, should the Company make
                -------------    --------  ----
such election, the amount necessary to purchase the Top-Up Policy shall be set forth on the attached

Transaction Expenses Schedule and, as such, shall be considered a
-----------------------------
"Transaction Expense" for all purposes under this Agreement.

         7.03 Tax Matters. For U.S. federal income tax purposes, the
              -----------
taxable year of the Company shall end as of the Closing Date and, with respect to all other income taxes, the parties shall, unless prohibited by applicable Laws, take all action necessary or appropriate to close the taxable period of the Company as of the Closing Date. For the avoidance of doubt, the Surviving Company using the same accounting methods used in each prior year shall prepare and file the income Tax Returns of the Company for the taxable period ending as of the Closing Date; provided that, prior to
                                                  -------------
filing each such Tax Return, Buyer shall deliver a copy of such Tax Return to the Representative (or its designee(s)), together with such information and assistance relating to the Company and the Subsidiaries (including access to books and records) as the Representative (or its designee(s)) may reasonably request for its review and comment of any such Tax Return.

                                ARTICLE VIII

                                 TERMINATION
                                 -----------

         8.01 Termination. This Agreement may be terminated at any time
              -----------
prior to the Effective Time:

              (a) by the mutual consent of Buyer, Merger Sub and the Company;

              (b) by Buyer and Merger Sub, if there has been a material violation or breach by the Company of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer and Merger Sub at the Closing and such violation or breach has not been waived by Buyer and Merger Sub or, in the case of a covenant breach, cured by the Company within ten days after notice thereof to the Company from Buyer and Merger Sub;

              (c) by the Company, if there has been a material violation or breach by Buyer or Merger Sub of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company at the Closing and such violation or breach has not been waived by the Company or, in the case of a covenant breach, cured by Buyer or Merger Sub, as the case may be, within ten days after notice thereof to Buyer or Merger Sub, as the case may be, by the Company; provided that neither a breach by Buyer of Section 5.08 nor the
                                                        ------------
failure of Buyer and Merger Sub to deliver the consideration pursuant to
Section 2.07(b) at the Closing as required hereunder shall be subject to
---------------
cure hereunder unless otherwise agreed to by the Company;

              (d) By either Buyer or the Company, if any Governmental Entity or other Person shall institute any suit or action challenging the validity or legality, or seeking to prevent the consummation of, the transactions contemplated by this Agreement that would reasonably be expected to succeed, and, if successful, would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded; or

              (e) by Buyer, Merger Sub or the Company if the transactions contemplated hereby have not been consummated by August 31, 2004; provided, however, that such date shall be automatically extended (the "Extended
                                                              --------
Date") without further action of any party if (i) as of such date, all of
----
the conditions to the Closing set forth in Article III have been satisfied
                                           -----------
(or could immediately be satisfied) other than Sections 3.01(d) and 3.02(c)
                                               ----------------     -------
and (ii) all initial applications and filings needed to satisfy Sections
                                                                --------
3.01(d) and 3.02(c) have been delivered to the appropriate Governmental
-------     -------
Entities by August 3, 2004; but the Extended Date shall in no event be later than October 31, 2004; provided further that none of Buyer, Merger Sub or the Company shall be entitled to terminate this Agreement pursuant to this
Section 8.01(e) if such Person's knowing or willful breach of this Agreement
---------------
has prevented the consummation of the transactions contemplated hereby; or

              (f) by Buyer if there is a material violation or breach of
Section 6.03.
------------

         8.02 Effect of Termination. In the event of termination of
              ---------------------
this Agreement by Buyer, Merger Sub or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, Section 8.03, Article XIII
                                  ------------  ------------  ------------
and the Confidentiality Agreements each of which shall survive the termination of this Agreement), and (other than under Section 8.03) there
                                                      ------------
shall be no liability on the part of any of Buyer, Merger Sub or the Company (or any of their respective Affiliates, officers, directors or shareholders) to one another, except for any breaches of the covenants or agreements of this Agreement or any breach of Section 5.08 or any other knowing or willful
                                ------------
breaches of the representations or warranties contained in Article IV and
                                                           ----------
Article V of this Agreement at or prior to the time of such termination.
---------

         8.03 Termination Fee; Deposit Funds.
              ------------------------------

              (a) If this Agreement is terminated by Buyer pursuant to
Section 8.01(f) then, within two business days after such termination, the
---------------
Company shall pay Buyer a nonrefundable fee in cash in an amount equal to $5,000,000 (the "Termination Fee") which, subject to Section 8.03(e), is
                 ---------------                     ---------------
intended as compensation for out of pocket costs, fees and expenses.

              (b) To secure Buyer's pre-Closing obligations under this Agreement, within three days after the date of this Agreement, Buyer shall deposit $2,500,000 (the "Deposit Funds") into an escrow account (the
                         -------------
"Deposit Account") pursuant to the terms of an escrow agreement (the
 ---------------
"Deposit Agreement"), in substantially the form attached as Exhibit I, and
 -----------------                                          ---------
which shall be entered into by Buyer, the Company and the Escrow Agent prior to such deposit. The Deposit Funds shall be distributed as follows, in each case in accordance with the terms of the Deposit Agreement (i) if the
Closing occurs, as a credit against the Closing Date Merger Consideration;
(ii) if this Agreement is terminated by the Company pursuant to Section 8.01(c)
                                                                ---------------
as a result of a breach by Buyer of Section 5.08, as a nonrefundable
                                    ------------
fee to the Company which, subject to Section 8.03(e), is intended as
                                     ---------------
compensation for out of pocket costs, fees and expenses; (iii) if this Agreement is terminated by the Company pursuant to Section 8.01(c) other
                                                   ---------------
than as contemplated in the foregoing clause (ii), to the extent there is any balance remaining after the final resolution of any claims made under this Agreement, final distribution back to Buyer; or (iv) if this Agreement is terminated under Section 8.01 (except pursuant to Section 8.01(c)), final
                    ------------                     ---------------
distribution back to Buyer.

              (c) If (i) this Agreement is terminated by the Company after October 31, 2004 pursuant to Section 8.01(e); (ii) after such termination,
                             ---------------
Buyer promptly provides notice to the Company confirming that, subject to
Section 3.01, Buyer is ready, willing and able to consummate the Merger and
------------
the transactions contemplated hereby, subject to the terms of this Agreement, and (iii) the Company (A) enters into a definitive agreement with respect, or the Board of Managers of the Company approves, endorses or recommends, any Acquisition Proposal within six months after such termination of this Agreement by the Company, and (B) subsequently closes a sale pursuant to such Acquisition Proposal; then, within two business days after such closing, the Company shall pay to Buyer all of Buyer's out-of-pocket costs, fees and expenses incurred by Buyer, upon presentation of appropriate receipts and documentation by Buyer, in connection with the proposed Merger and the related transactions contemplated hereby, including amounts paid or payable to banks or other financial institutions, and fees and expenses of counsel and accountants; provided, that, such payment shall
                                         --------  ----
in no event exceed $3,000,000 in the aggregate for all amounts payable under this Section 8.03(c).
     ---------------

              (d) If a party (the "Paying Party") fails to pay to another
                                   ------------
party (the "Receiving Party") when due any amount payable under this
            ---------------
Section 8.03, then:
------------

                  (i) Paying Party shall reimburse the Receiving Party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Receiving Party of its rights under this Section 8.03 and
                           ------------

                  (ii) Paying Party shall pay to the Receiving Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Receiving Party in full) at a rate per annum equal to 2% over the "prime rate" (as announced by Wells Fargo Bank (or any successor)) in effect on the date such overdue amount was originally required to be paid.

              (e) The parties acknowledge and agree that (i) each party is committing significant funds, time and effort to consummate the Merger, and that because of this commitment, each party has foregone certain other significant opportunities; (ii) it may be difficult to measure damages likely to be incurred from the circumstances described in this Section 8.03,
                                                               ------------
however the parties' reasonable estimate of the damages likely from the circumstances described in Section 8.03(a) or Section 8.03(b) where the
                           ---------------    ---------------
Termination Fee or Deposit Funds are payable, as the case may be, is at least the amount of the Termination Fee or Deposit Funds, as the case may be, and the parties further acknowledge and agree that (x) in the case of the Termination Fee, the payment of such Termination Fee is not Buyer's exclusive remedy for such matters, but the payment of such Termination Fee shall be taken into account in determining any further award of compensation or other remedy and (y) in the case of the Deposit Funds, the payment of such Deposit Funds is not the Company's exclusive remedy for such matters, but the payment of the Deposit Funds shall be taken into account in determining any further award of compensation or other remedy. The amount payable under this Section 8.03 is not intended or likely to be, nor shall
                   ------------
it be deemed to be, a penalty against the Paying Party.

                                 ARTICLE IX

                               INDEMNIFICATION
                               ---------------

         9.01 Agreement to Indemnify.
              ----------------------

              (a) From and after the Closing Date and subject to the terms and conditions of this Article IX (including, to the extent applicable, the
                       ----------
limitations set forth in the last sentence of this Section 9.01(a)), Buyer,
                                                   ---------------
BC, the Surviving Company and their respective officers directors, employees, partners, members, agents, representatives, successors and permitted assigns (collectively, the "Buyer Indemnitees") shall each be
                                      -----------------
indemnified and held harmless out of the Escrow Account to the extent set forth in this Article IX in respect of any and all Damages directly incurred
              ----------
by any Buyer Indemnitee as a result of:

                  (i) The failure of any representation or warranty made by the Company in this Agreement or BC in the BC Merger Agreement (or in any certificate delivered by or on behalf of the Company pursuant to this Agreement or BC pursuant to the BC Merger Agreement), to be true and correct as of the date made and the unintentional breach of, or unintentional failure to perform, any covenant or agreement made by the Company in this Agreement or BC in the BC Merger Agreement up to the Effective Time to the extent the underlying fact or occurrence relating to such breach or failure also constitutes a failure of any representation or warranty made by the Company in this Agreement or BC in the BC Merger Agreement;

                  (ii)  Except if otherwise addressed in Section 9.01(a)(i),
                                                         ------------------
         the breach of, or failure to perform, any covenant or agreement made by the Company in this Agreement or BC in the BC Merger Agreement up to the Effective Time;

                  (iii) Any claim by any Person for broker or finder's fees or any professional services fees (including attorneys' and accountants'
         fees) in connection with any agreement or understanding alleged to have been made by any such person with the Company, any Subsidiary, the Sellers of any of their respective Affiliates (or any Person acting on their behalf) in connection with the transactions contemplated by this Agreement and the BC Merger Agreement and which is not reasonably described on the attached Transaction
                                                           -----------
         Expenses Schedule; or
         -----------------

                  (iv)  Any matter set forth on the attached Indemnity Schedule.
                                                             ------------------

         Notwithstanding the foregoing, other than the representations and warranties set forth in Sections 4.02 (Subsidiaries); 4.04 (Capitalization);
                        -------------                 ----
4.05 (Authority Relative to this Agreement); Article IV of the BC Merger
----
Agreement; 4.09(b) (Related Party Accounts); clause (ii) of 4.12 (Employee
           -------                                          ----
Benefit Plans); 4.15 (Taxes) and 4.25 (Brokers), for which the remainder of
                ----             ----
this sentence shall not apply, (i) no Buyer Indemnitee shall be indemnified under Section 9.01(a)(i) in respect of any individual claim of Damages that
      ------------------
results in Damages of less than $100,000 (and any such Damages shall be disregarded for all purposes of Section 9.01(a)(i), including in determining
                                ------------------
whether the Deductible Amount (as defined below) has been exceeded); and
(ii) no Buyer Indemnitee shall be indemnified under Section 9.01(a)(i)
                                                    ------------------
unless and until the aggregate
amount of all Damages incurred by any or all of the Buyer Indemnitees hereunder exceeds $1,000,000 (the "Deductible Amount"), whereupon the Buyer
                                   -----------------
Indemnitees shall be entitled to indemnification for all Damages incurred by them only in excess of the Deductible Amount. The maximum aggregate amount of indemnification that the Buyer Indemnitees may recover under this
Section 9.01(a) shall not exceed the remaining funds in the Escrow Account and
---------------
recourse for such amount shall be limited solely to offsets against the
Escrow Account in accordance with this Agreement and the Escrow Agreement.
No Buyer Indemnitee shall be entitled to indemnification under
Section 9.01(a)(i) to the extent the Damages are caused by any action taken
------------------
or omitted to be taken by any Buyer Indemnitee or any of its Affiliates.

              (b) From and after the Closing Date and subject to the terms of this Article IX, the Sellers, their Affiliates and its and their
        ----------
respective officers, directors, employees, partners, members, agents, representatives, successors and permitted assigns (collectively, the "Seller
                                                                      ------
Indemnitees") shall each be indemnified and held harmless to the extent set
-----------
forth in this Article IX by Buyer in respect of any and all Damages directly
              ----------
incurred by any Seller Indemnitee as a result of:

                  (i) the failure of any representation or warranty made by Buyer or the Merger Sub in this Agreement or the BC Merger
         Agreement (or in any certificate delivered by or on behalf of Buyer or the Merger Sub pursuant to this Agreement or the BC
         Merger Agreement), to be true and correct as of the date made;

                  (ii) the breach of, or failure to perform, any covenant or agreement made by Buyer or the Merger Sub in this Agreement or the BC Merger Agreement; or

                  (iii) any claim or suit brought against any Seller Indemnitee at any time on or after the Closing Date relating to actions taken by BC, Buyer, the Surviving Company or the Subsidiaries on or after the Closing Date, other than the extent to which Buyer is entitled to indemnification for any such claim or suit pursuant to Section 9.01(a).
                             ---------------

              (c) This Article IX constitutes the Buyer Indemnitees' sole
                       ----------
and exclusive remedy for any and all Damages or other claims relating to or arising from this Agreement, the BC Merger Agreement, any of the agreements, documents and instruments executed and delivered in connection herewith and therewith and the transactions contemplated by any of the foregoing. Notwithstanding the previous sentence or any other provision in this Agreement to the contrary, Buyer may bring an action, or make a claim, other than under this Article IX for the following: (i) in the case of fraud (but
                ----------
only against the Person committing fraud); (ii) for any equitable remedy, such as any injunction or claim for specific performance, with respect to the obligations of the parties under this Agreement and the BC Agreement, and any other agreements or obligations entered into hereunder or thereunder; and (iii) for any breach of or otherwise under or with respect to any of the Closing Agreements, but only against Persons a party thereto (together, the "Excluded Matters"); it being understood that,
                ----------------
notwithstanding any provision in this Agreement to the contrary, the Excluded Matters shall not be subject to any limitations whatsoever as against Persons responsible for such Excluded Matters. Other than for the Excluded Matters to the extent set forth in the immediately preceding sentence, the Buyer Indemnitees may not avoid such limitation on liability by seeking damages for breach of Contract, tort or pursuant to any other theory of liability. Notwithstanding any implication herein to the contrary, any indemnification of the Buyer Indemnitees shall be satisfied solely and exclusively by setoff against the funds remaining in the Escrow Account pursuant to the terms hereof and the Escrow Agreement, including the payment of fees and expenses incurred in connection with the defense of a Third Party Claim as set forth in Section 9.04 below, provided,
                                               ------------        --------
however, that with respect to any breach under, or any payment to be made
-------
pursuant to, any of the Closing Agreements, Buyer may, at its sole discretion, seek satisfaction by way of set off against the funds remaining in the Escrow Account pursuant to the terms of the Escrow Agreement or seek recovery against the applicable party to the Closing Agreement, but in no event shall Buyer recover twice for the same loss. Other than with respect to the Excluded Matters, no claim shall be brought or maintained by the Buyer, the Subsidiaries (including after the Effective Time, BC and the Surviving Company and the Subsidiaries) or its or their respective Affiliates, successors or permitted assigns or any other Buyer Indemnitee against any of the Seller Indemnitees, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants of the Company or any other Person set forth or contained in this Agreement, of BC or any other Person set forth in the BC Merger Agreement, or any of the agreements, documents and instruments executed and delivered in connection herewith and therewith, the subject matter of this Agreement or the BC Merger Agreement, any information, document or material furnished or made available to Buyer in certain "data rooms," management presentations or in any other form in anticipation of or in connection with the transactions contemplated by this Agreement and the BC Merger Agreement, the ownership, operation, management, use, control of, and other actions or omissions with respect to, the business of BC or the Company and the Subsidiaries, any of their assets, any of the transactions contemplated hereby or any other actions or omissions at or prior to the Closing Date or the Effective Time. Buyer, the Subsidiaries (including after the Effective Time, BC and the Surviving Company and the Subsidiaries), and its and their respective Affiliates, successors and permitted assigns and any other Buyer Indemnitee hereby irrevocably waive all such claims of any type or description and hereby agree to indemnify and hold harmless each of the Seller Indemnitees from and against and in respect of any and all Damages and other losses incurred by any Seller Indemnitee as a result of any such claim brought or maintained by any such party against any Seller Indemnitee in contravention of this Section 9.01(c). OTHER THAN WITH RESPECT
                                    ---------------
TO THE EXCLUDED MATTERS (AND SOLELY WITH RESPECT TO THE PERSONS DIRECTLY RELATED THERETO), EACH RELEASING PARTY EXPRESSLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. EACH RELEASING PARTY UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. EACH RELEASING PARTY ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT. Notwithstanding any implication to the contrary, this Section 9.01(c) shall not have the
                                      ---------------
effect of limiting any surviving obligations pursuant to the terms of (i) the Contribution Agreement, dated as of March 15, 2002, by and among The Nash Engineering Company, a Connecticut corporation ("TNEC"), Nash
                                                      ----
Industries, L.L.C. (n/k/a nash_elmo Industries, L.L.C.) and Mondo Acquisition LLC (n/k/a the Company), as amended (the "2002 Contribution
                                                      -----------------
Agreement"), and the other agreements contemplated therein and (ii) the
---------
Agreement on Transfer of Equity Interest in

Shanghai Nash Vacuum Equipment Co., Ltd. by and among TNEC, nash_elmo Industries China Ltd., nash_elmo Bermuda Ltd. and the Company and the other agreements contemplated therein.

              (d) Each Buyer Indemnitee and Seller Indemnitee shall take all reasonable steps to mitigate any Damages for which such Person may be entitled to indemnification hereunder. If the amount to be netted (in accordance with clause (ii) of the definition of Damages) from any payment required under this Article IX is determined after payment by the
                    ----------
Indemnifying Party of an amount otherwise required to be paid to an Indemnitee pursuant to this Article IX, the Indemnitee shall repay to the
                            ----------
Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article IX had
                                                              ----------
such determination been made at the time of such payment.

              (e) With respect to any particular matter, no party shall be entitled to any indemnification under this Article IX to the extent that
                                           ----------
specific allowance, provision or reserve has been made for such matter in the Latest Balance Sheet or to the extent that such matter has been otherwise specifically addressed pursuant to an adjustment under
Section 2.08.
------------

         9.02 Survival of Representations, Warranties and Covenants;
              ------------------------------------------------------
Knowledge of Breach.
-------------------

              (a) All representations and warranties of, and covenants and agreements made or performed or to be performed on or prior to Closing of, any Person contained herein and the BC Merger Agreement and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any such representation, warranty, covenant or agreement contained in this Agreement or the BC Merger Agreement, shall survive the Closing and shall expire on the date that is eighteen months after the Closing Date. The covenants in this Agreement and the BC Merger Agreement that are to be performed after the Closing Date shall survive the Closing in accordance with their terms.

              (b) No party hereto shall be deemed to have breached any representation, warranty or covenant prior to Closing contained herein if such party shall have notified the other party hereto, on or prior to the Closing Date (including pursuant to Section 6.04), of the breach of, or
                                    ------------
inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty or covenant and the Closing occurs.

         9.03 Claims for Indemnification. If any Indemnitee shall
              --------------------------
believe that such Indemnitee is entitled to indemnification pursuant to this
Article IX in respect of any Damages, such Indemnitee shall promptly give
----------
the appropriate Indemnifying Party notice of such claim (a "Notice of
                                                            ---------
Claim") before the expiration of the time period specified in Section 9.02.
-----                                                         ------------
Any such Notice of Claim shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification and the amount of the claim, to the extent specified or otherwise known. As long as the Notice of Claim is delivered within the time period specified in
Section 9.02, the failure of such Indemnitee to give the Notice of Claim for
------------
indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder, except to the extent that the defense of any claim is prejudiced by such failure.

         9.04 Defense of Claims. In connection with any claim that may
              -----------------
give rise to indemnity under this Article IX resulting from or arising out
                                  ----------
of any action, suit, proceeding or arbitration
against an Indemnitee by a Person that is not a party hereto (a "Third Party
                                                                 -----------
Claim"), the Indemnifying Parties shall be entitled to participate in the
-----
defense thereof and, if they so notify the Indemnitees within 30 days (or as soon as practicable, if the nature of the claim so requires), to assume the defense thereof with counsel selected by the Indemnifying Parties. Such Indemnifying Parties may assume the defense of a Third Party Claim subject to a reservation of rights as to the determination of whether such Third Party Claim is subject to indemnification hereunder, and such Indemnifying Party shall be entitled to a prompt reimbursement from the Indemnitee (solely to the extent of the Escrow Account in the case of an Indemnitee that is a Seller Indemnitee) to the extent the Indemnifying Party is found not responsible for indemnification under this Article IX. Should the
                                               ----------
Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnitees shall cooperate in the defense or prosecution thereof provided, that, the Indemnifying Party shall compensate the Indemnitees for all their out of pocket expenses related thereto and that any such action by the Indemnitees shall be during regular business hours, under reasonable circumstances and shall not unreasonably disrupt the business of the Indemnitees. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not consent to the entry of any judgment or entry into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnitees (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages and includes an absolute and unconditional release of the Indemnitees from any liability in connection with the Third Party Claim and would not in the reasonable opinion of the Indemnitees adversely affect the Indemnitees' ongoing business operations. If the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, the Indemnitee shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense.

         9.05 Nature of Payments. Any indemnity payments made under of this
              ------------------
Article IX shall be treated for tax purposes as an adjustment of the Final
----------
Purchase Price paid under this Agreement to the extent such characterization is proper and permissible under relevant Tax authorities.

                                 ARTICLE X

                               REPRESENTATIVE
                               --------------

         10.01 Designation. The parties have agreed that it is desirable to
               -----------
designate a representative to act on behalf of the Sellers for certain limited purposes. The Representative shall serve as the representative of the Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Representative.

         10.02 Authority. Each of the Sellers hereby irrevocably appoints
               ---------
the Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement (including the full power and authority on such Seller's behalf (i) to consummate the transactions contemplated herein, including to execute and deliver the Escrow Agreement; (ii) to pay such Seller's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to disburse any funds received hereunder to such Seller and each other Seller; (iv) to execute such further instruments of assignment as Buyer or Merger Sub shall reasonably request; (v) to negotiate, settle, compromise and otherwise handle any of the matters under Section 2.08 and to
                                                         ------------
determine the amount of any expenses incurred by the Representative in connection therewith; (vi) to pursue any rights to indemnification hereunder of such Seller and to negotiate, settle, compromise and otherwise handle any claim for indemnification by any Buyer Indemnitee hereunder and to determine the amount of any expenses incurred by the Representative in connection therewith; (vii) to take all other actions to be taken by or on behalf of such Seller in connection herewith; including under the Escrow Agreement and
(viii) to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement). Each Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and actions by the Representative (to the extent authorized by this Agreement) shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same. The Representative shall be entitled to engage such counsel, experts, consultants and other advisors as it shall deem necessary in connection with exercising its powers and performing its functions hereunder and (in the absence of bad faith on the part of the Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Representative shall be entitled to reimbursement from the Escrow Account for any and all Allowed Expenses as and when they are incurred.

         10.03 Authority; Indemnification. Each Seller agrees that Buyer,
               --------------------------
Merger Sub and the Surviving Company shall be entitled to rely on any action taken by the Representative, on behalf of such Seller, pursuant to Section
                                                                   -------
10.02 above (an "Authorized Action"), and that each Authorized Action shall
-----            -----------------
be binding on each Seller as fully as if such Seller had taken such Authorized Action. Buyer and Merger Sub agree that the Representative shall have no liability to Buyer and Merger Sub for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct.

         10.04 Exculpation. The Representative shall not have by reason of
               -----------
this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Representative shall not be relieved of any liability imposed by Law for willful misconduct. The Representative shall not be liable to the Sellers for any apportionment or distribution of payments made by the Representative in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

                                 ARTICLE XI

                     ADDITIONAL COVENANTS AND AGREEMENTS
                     -----------------------------------

         11.01 Disclosure Generally. All schedules attached hereto are
               --------------------
incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the schedules shall be deemed to refer to this entire Agreement, including all schedules.

         11.02 Reasonable Best Efforts. Subject to the terms of this
               -----------------------
Agreement (including the limitations set forth in this Section 11.02), each
                                                       -------------
of Buyer, Merger Sub and the Company shall use its reasonable best efforts to cause the Closing to occur, provided, that, Buyer shall not be required to take any action which would be reasonably likely to materially adversely impact the benefits expected to be derived by Buyer as a result of the transactions contemplated hereby or to have a Material Adverse Effect, including the divestiture of businesses, product lines or assets of Buyer. The "reasonable best efforts" of the Company shall not require the Company or any of its respective Subsidiaries or Affiliates to expend any money to remedy any breach of any representation, warranty or covenant hereunder.

         11.03 Regulatory Act Compliance. Buyer, Merger Sub and the Company
               -------------------------
shall each file or jointly file, if applicable, or cause to be filed, promptly after the date of this Agreement, and in accordance with the deadlines set forth in the attached Authorization Schedule, any
                                    ----------------------
notifications, approval applications or the like set forth on the attached Authorization Schedule, and Buyer shall pay all filing and similar fees and
----------------------
related expenses, including the costs of translation, payable in connection with any such filing required under the HSR Act, provided, however, that
                                                 --------  -------
each party shall pay its own attorneys' fees with respect to such filing and that all filing fees and other expenses relating to filing under other required (as set forth on the Authorization Schedule), merger control Laws
                              ----------------------
shall be borne 50% by Buyer and 50% by the Representative (it being understood that (x) all such pre-Closing costs of the Representative will be included on the Transaction Expense Schedule and, as such, will be
                ----------------------------
considered "Transaction Expenses" for all
purposes under this Agreement and (y) all such post-Closing costs of the Representative shall be paid from the Escrow Account in accordance with
Section 13.02). With respect to filings under the HSR Act, each of the
-------------
parties hereto shall seek early termination of the waiting period under the HSR Act. Buyer, Merger Sub and the Company shall use their respective reasonable best efforts to promptly respond to any requests for additional information made by any Governmental Entity and to cause the waiting or approval periods or other requirements under the HSR Act and other merger control Laws to terminate or expire at the earliest possible date and (subject to the Company's rights under Section 8.01(d) above) to resist in
                                       ---------------
good faith, at each of their respective cost and expense (including the institution or defense of legal proceedings), any assertion that the transactions contemplated hereby constitute a violation of any antitrust or merger control Laws, all to the end of expediting consummation of the transactions contemplated hereby. Each of Buyer, Merger Sub and the Company shall consult with the other prior to any meetings, by telephone or in person, with the staff of the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity administering other merger control Laws, and each of Buyer, Merger Sub and the Company shall have the right to have a representative present at any such meeting.

         11.04 Acknowledgments by Buyer and Merger Sub. Each of Buyer and
               ---------------------------------------
Merger Sub acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, operations, assets, liabilities, properties and projected operations of BC and the Company and the Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement and the BC Merger Agreement, has relied on the results of its own independent investigation and verification and the representations and warranties of BC and the Company expressly and specifically set forth in this Agreement and the BC Merger Agreement, respectively, including the schedules hereto and thereto. SUCH REPRESENTATIONS AND WARRANTIES BY BC AND THE COMPANY CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BC AND THE COMPANY TO BUYER AND ITS SUBSIDIARIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND EACH OF BUYER, MERGER SUB AND ANY OTHER SUBSIDIARY OF BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, HOWSOEVER CONVEYED, AND EXPRESS OR IMPLIED (INCLUDING ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF BC OR THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY BC AND THE COMPANY.

         11.05 Transfer Taxes. Buyer shall pay, and shall indemnify and hold
               --------------
the Sellers harmless against any real or personal property transfer tax, registration tax, stamp tax, stock transfer tax, sales or use tax, and other similar tax imposed on the Company or the Subsidiaries or one or more Sellers as a result of the transactions contemplated by this Agreement or the BC Merger Agreement (collectively, "Transfer Taxes"), and any penalties
                                        --------------
or interest with respect to the Transfer Taxes. The Representative agrees to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in its possession that is reasonably necessary to complete such returns.

         11.06 Pension Obligations.
               -------------------

         Each of the parties to this Agreement acknowledges and agrees that the unfunded liabilities relating to the German Plans and the UK Plan have been mutually derived for purposes of this Agreement by the parties hereto using agreed upon assumptions and calculations, and, in connection therewith, such unfunded liabilities shall, for purposes herein, be deemed equal to the German Funding Amount and the UK Funding Amount, respectively. None of the parties hereto shall have any reason or opportunity under this Agreement to recalculate, or otherwise adjust, such amounts after the date hereof, and the liabilities and obligations of the Sellers and their Affiliates relating thereto shall be fully satisfied upon the consummation of the transactions described herein.

         11.07 Nash Shanghai. If Shanghai Nash Vacuum Equipment Co., Ltd.
               -------------
("Nash Shanghai") is not acquired by the Company and its Subsidiaries prior
  -------------
to the Closing Date, such entity shall nonetheless be taken into account for purposes of determining Cash on Hand and Indebtedness hereunder as if for such purposes Nash Shanghai is a Subsidiary of the Company; provided that,
                                                            --------
if Nash Shanghai has not been acquired by the Surviving Company and its Subsidiaries prior to the final release of the Escrow Amount to the Representative (on behalf of the Sellers) in accordance with the terms herein and the Escrow Agreement, then, unless the failure to acquire Nash Shanghai is caused by the breach following the Closing by the Surviving Company or any Subsidiary of the applicable acquisition agreement, the Representative (on behalf of the Sellers) shall not distribute to the Sellers, but shall instead immediately remit to the Surviving Company, that portion of such final release equal to the Cash on Hand less Indebtedness
                                                        ----
(if any) attributed to Nash Shanghai hereunder, up to the entire amount of such final release. Further, for purposes of the Company's representations and warranties hereunder (other than those relating to equity ownership), the parties agree that Nash Shanghai shall be deemed a Subsidiary hereunder regardless of whether the above-mentioned acquisition of Nash Shanghai has occurred prior to the Closing Date. For all other purposes under this Agreement (other than as provided in this Section 11.07), Nash Shanghai
                                          -------------
shall be considered a Subsidiary once such acquisition has occurred.

         11.08 Provision Respecting Legal Representation. Each of the
               -----------------------------------------
parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that Kirkland & Ellis LLP may serve as counsel to each and any Seller and its Affiliates (individually and collectively, "Seller Group"), on the one hand,
                                            ------------
and the Company and the Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kirkland & Ellis LLP (or any successor) may serve as counsel to the Seller Group or any director, member, partner, officer, employee or Affiliate of Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company and/or any of the Subsidiaries, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

         11.09 Further Assurances. From time to time, as and when requested
               ------------------
by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                 ARTICLE XII

                                 DEFINITIONS
                                 -----------

         12.01 Definitions. For purposes hereof, the following terms, when
               -----------
used herein with initial capital letters, shall have the respective meanings set forth herein:

               "Acquisition Proposal" shall mean any offer, proposal,
                --------------------
inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Buyer) contemplating or otherwise relating to any Acquisition Transaction.

               "Acquisition Transaction" shall mean any transaction or
                -----------------------
series of transactions involving:

               (a) any merger, consolidation, share exchange, business combination, issuance of securities or interests, acquisition of securities or interests, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities or interests of any class of voting securities or interests of the Company, or (iii) in which the Company issues or sells securities or interests representing more than 20% of the outstanding securities or interests of any class of voting securities or interests of the Company; or

               (b) any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Company.

               "Affiliate" of any particular Person means any other Person
                ---------
controlling, controlled by or under common control with such particular Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

               "Affiliated Group" means an affiliated group as defined in
                ----------------
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law) of which the Company is or has been a member.

               "Aggregate Net Return Threshold" means the sum of the Net
                ------------------------------
Return Threshold corresponding to each of the Class P Units.

               "Aggregate Unit Number" means the sum of (A) the number of
                ---------------------
Class A Units and Class P Units outstanding immediately prior to the Closing Date and (B) the number of in-the-money Class O Units issuable upon exercise of the Options outstanding immediately prior to the Closing Date; provided,
                                                                  --------
however, that any Class A Units, Class P Units, or Class O Units issuable
-------
upon exercise of the Options that are owned by the Company, Merger Sub or Buyer (other than those indirectly acquired by Buyer as a result of the consummation of the BC Merger Transaction which shall be included in the calculation of the Aggregate Unit Number) shall be excluded from the calculation of the Aggregate Unit Number.

               "Allowed Expenses" means any and all losses, damages, costs,
                ----------------
expenses and liabilities of any kind (including attorneys' fees, and other reasonable costs and expenses) incurred by the Representative in connection with (A) any investigation, defense, prosecution or settlement of any matter (including any counterclaim, cross-claim or other similar matter) as to which indemnification may be sought by a Buyer Indemnitee, (B) actions taken or omitted to be taken in its capacity as the Representative after the Closing (except for those arising out of the Representative's bad faith) and
(C) the performance of its rights or obligations as the Representative pursuant to this Agreement.

               "BC" means nash_elmo Corp., a Delaware corporation, and, as
                --
the context may require, any successor thereto as a consequence of the BC Merger Transaction.

               "BC Merger Agreement" means that certain Agreement and Plan
                -------------------
of Merger, dated as of the date hereof, by and among Buyer, a Subsidiary of Buyer and BC.

               "BC Merger Transaction" means the transactions contemplated
                ---------------------
by the BC Merger Agreement.

               "Business" means the entire business conducted by the Company
                --------
and the Subsidiaries for the design, manufacture, marketing, distribution, sale and service of industrial vacuum pumps (particularly, liquid vacuum pumps and side channel blowers), and related equipment spare parts, and other services related thereto.

               "Cash on Hand" means, with respect to the Company and the
                ------------
Subsidiaries, all cash, cash equivalents and marketable securities as of the Closing, determined in accordance with GAAP. Notwithstanding anything to the contrary, Cash on Hand shall (i) be calculated net of issued but uncleared checks and drafts, (ii) include checks and drafts deposited for the account of the Company and the Subsidiaries and (iii) include restricted cash collateralizing letters of credit.

               "Class A Unit" means a Class A Unit of the Company.
                ------------

               "Class O Unit" means a Class O Unit of the Company.
                ------------

               "Class P Unit" means a Class P Unit of the Company.
                ------------

               "Closing Date Merger Consideration" means the aggregate
                ---------------------------------
consideration (derived in part by using the Estimated Closing Unit Price) that the holders of Class A Units, Class P Units and Options are entitled to receive at the Effective Time (or after the Effective Time if the appropriate Securityholder Documents are received after the Effective Time) pursuant to Sections 2.02 and 2.03.
            -------------     ----

               "Code" means the United States Internal Revenue Code of 1986,
                ----
as amended, and the regulations promulgated thereunder.

               "Contract" means any written contract, agreement, indenture,
                --------
note, bond, loan, instrument, lease, license, commitment or other written and legally binding arrangement or agreement.

               "Damages" means any and all actual out-of-pocket losses,
                -------
damages, costs, expenses and liabilities of any kind (including reasonable attorneys' fees, and other reasonable costs and expenses); provided,
                                                           --------
however, that Damages shall (i) not include consequential (such as loss of
-------  ----
business or profits), incidental, special, punitive or exemplary losses, damages, costs, expenses or liabilities and shall not be calculated by using or taking into account any multiple of the following: earnings, book value, cash flow or other measure and (ii) be net of (A) any amounts actually recovered (after deducting related costs and expenses) by an Indemnitee and its Affiliates pursuant to any indemnification by or indemnification agreement with any third party, (B) any insurance proceeds or other cash receipts or sources of reimbursement actually received as an offset against such Damages, (C) any net Tax benefit actually realized by the Indemnitee or its Affiliates as a result such Damages and (D) any other recoveries actually realized by the Indemnitee and its Affiliates.

               "Employee" means a current employee, including both active
                --------
employees (including light duty employees), and inactive employees (including employees on a leave of absence, sick leave, short term disability, long term disability or worker's compensation disability on the Closing Date).

               "Employee Benefit Plan" means each "employee pension benefit
                ---------------------
plan" as defined in Section 3(2) of ERISA, each "employee welfare benefit plan", as defined in Section 3(1) of ERISA, and each Material Contract, plan, program, fund or policy, (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee, regardless of whether it is mandated under applicable Law or is voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

               "Environmental, Health and Safety Requirements" means all
                ---------------------------------------------
federal, state, local and foreign statutes, regulations, rules, orders, judgments and ordinances enacted and in effect on or prior to the Closing Date, concerning (i) pollution or protection of the environment, including all those relating to the distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Materials or wastes, and (ii) the reduction of occupational safety and health hazards.

               "Escrow Amount" means $20,000,000, as such amount is reduced
                -------------
in accordance with the Escrow Agreement.

               "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

               "GAAP" means generally accepted accounting principles for
                ----
financial reporting in the United States consistently applied.

               "GE Capital Senior Credit Agreement" means the Credit
                ----------------------------------
Agreement, dated as of May 7, 2002, among Nash Industries, L.L.C. (n/k/a nash_elmo Industries, L.L.C.), General Electric Capital Corporation and the other lenders from time to time a party thereto.

               "German Funding Amount" means Euros4,100,000.
                ---------------------

               "German Plans" means, collectively, (i) Richtlinien der
                ------------
Siemens Alters-Fursorge GmbH; (ii) Individuelle Pensionszusage (IP) fur aubertarifliche Mitarbeiter und Fuhrungskrafte; and (iii) Pensionsplan der Nash-Pumpen GmbH, Oberursel.

               "Governmental Entity" means any (a) nation, region, state,
                -------------------
province, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity, (d) multinational organization or (e) body entitled to exercise any administrative, executive or regulatory power of any nature.

               "Hazardous Materials" means any waste or other substance that
                -------------------
is listed, defined, designated, or classified as, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Law, and specifically including petroleum and all derivatives thereof and asbestos or asbestos-containing materials.

               "Heller Senior Credit Agreement" means, collectively, the
                ------------------------------
Factoring Agreement, Inventory Financing Agreement and Fixture and Furnishings Financing Agreement, each dated as of May 7, 2002, by and among Elmo Vacuum Technology GmbH (n/k/a nash_elmo Industries GmbH), Heller Bank A.G. and the other lenders from time to time a party thereto.

               "Indebtedness" means, without duplication, the unpaid
                ------------
principal balance of the Company and the Subsidiaries for borrowed money owed to financial institutions, and any accrued interest, prepayment premiums or penalties related thereto, but excluding any principal amounts arising under letters of credit obtained in the ordinary course of business including those items set forth on the Schedule of Letters of Credit and
                                       ---------------------------------
Surety Bonds attached to the disclosure schedules attached hereto.
------------
Indebtedness which will be discharged at Closing is identified on the Indebtedness Schedule as "Closing Indebtedness" (the "Closing Indebtedness")
---------------------                                 --------------------
and Indebtedness which will be retained by the Surviving Company after the Closing is identified on the Indebtedness Schedule as "Retained
                             ---------------------
Indebtedness" (the "Retained Indebtedness").
                    ---------------------

               "Indemnifying Party" means: (a) with respect to any Buyer
                ------------------
Indemnitee asserting a claim under Section 9.01, the Sellers (provided that
                                   ------------
all actions, decisions and determinations under such Section shall be made by the Representative acting in its sole discretion) and (b) with respect to any Seller Indemnitee asserting a claim under Section 9.01, Buyer.
                                              ------------

               "Indemnitee" means a Person pursuing indemnification
                ----------
hereunder.

               "Intellectual Property" means all rights under patent,
                ---------------------
copyright, trademark or trade secret Law or any other statutory provision or common law doctrine, including design rights.

               "Law" means any federal, state, local or foreign law
                ---
(including common law), statute, code, ordinance, rule, regulation or other legally binding requirement.

               "Legal Proceeding" means any judicial, administrative or
                ----------------
arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

               "Lien" means any lien, pledge, mortgage, deed of trust,
                ----
security interest, claim, lease, charge, option, right of first refusal, easement, declaration, servitude, encumbrance or any other title defect whatsoever.

               "LLC Agreement" means the Second Amended and Restated Limited
                -------------
Liability Company Agreement of nash_elmo Holdings LLC dated as of September 24, 2002.

               "Material Adverse Effect" means any change, effect, event,
                -----------------------
occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development, is materially adverse to (a) the assets, liabilities, business, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or (b) the ability of the Representative or the Company to consummate the transactions contemplated by this Agreement, provided, however, that none of the following shall be deemed in
           --------  -------
itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) any adverse change, effect, event, occurrence, state of facts or development directly attributable to the announcement or pendency of the transactions contemplated by this Agreement;
(ii) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industry in which the Company and the Subsidiaries participates, the U.S. economy as a whole or the markets in which the Company and each Subsidiary operates (except for any disproportionate effect on the Company and the Subsidiaries); (iii) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change, after the date of this Agreement, in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof; or (v) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

               "Net Return Threshold" means, with respect to any Class P
                --------------------
Unit, the "Return Threshold" designated to such Class P Unit in the unit purchase agreement pursuant to which such Class P Unit was purchased minus
                                                                     -----
the initial capital contribution made in respect of such Class P Unit.

               "Net Working Capital" means, with respect to the Company and
                -------------------
the Subsidiaries as of the Closing Date, the result obtained by performing a calculation of the same type used in deriving the June 2004 net working capital set forth on the attached Net Working Capital Schedule. For the
                                  ----------------------------
avoidance of doubt, any such calculation of Net Working Capital shall take into account the same components (i.e., line items) of, and adjustments to, the net working capital reflected by the attached Net Working Capital
                                                  -------------------
Schedule. Further to the preceding sentence, any such calculation of Net
--------
Working Capital shall be determined in accordance with the same accounting methods, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the attached Net Working Capital Schedule. The parties agree
                            ----------------------------
that the purpose of preparing Net Working Capital hereunder is to measure changes in net working capital without the introduction of different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from those used in the preparation of the attached Net Working Capital Schedule.
             ----------------------------

               "Optionholder" means a holder of Options.
                ------------

               "Options" means the options to acquire Class O Units.
                -------

               "Permitted Liens" means (i) liens securing obligations
                ---------------
arising under or permitted by the Senior Debt Documents, provided, that,
                                                         --------  ----
such liens are released and terminated prior to or at Closing in accordance with Section 2.06(d); (ii) statutory Liens for current Taxes or other
     ---------------
governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and the Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (iii) mechanics', carriers', workers', repairers' and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant or which are being contested by appropriate proceedings; (iv) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Owned Real Property or Leased Real Property which are not violated by the current use and operation of the Owned Real Property or Leased Real Property; (v) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property or Leased Real Property which do not materially impair the occupancy or use of the Owned Real Property or Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company's and the Subsidiaries' businesses; (vi) public roads and highways; (vii) matters which would be disclosed by an inspection or accurate survey of each parcel of real property; (viii) Liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation;
(viii) Liens on goods in transit incurred pursuant to documentary letters of credit; (ix) purchase money Liens and Liens securing rental payments under capital lease arrangements; and (x) Liens listed on the Permitted Liens
                                                        ---------------
Schedule.
--------

               "Person" means an individual, a partnership, a corporation, a
                ------
limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

               "Products" means all current commercial products of the
                --------
Business.

               "Release" shall have the meaning ascribed to it in the
                -------
Comprehensive Environmental Response, Compensation and Liability Act 42 USC Sections 9601 et seq.

               "Securities Act" means the Securities Act of 1933, as
                --------------
amended.

               "Sellers" means the holders of the Class A Units and Class P
                -------
Units prior to the Effective Time, together with the Optionholders (including, in the case of the Class A Units held by BC immediately prior to the Closing, the stockholders of BC immediately prior to the consummation of the BC Merger Transaction unless otherwise provided herein) (it being understood that the stockholders of BC immediately prior to the consummation of the BC Merger Transaction are the intended recipients of any proceeds otherwise owing hereunder or under the Escrow Agreement in respect of the Class A Units held by BC immediately prior to the Closing).

               "Senior Debt Documents" means the GE Capital Senior Credit
                ---------------------
Agreement and the Heller Senior Credit Agreement.

               "Software" means all material and customized computer
                --------
programs embodied in Products or used in the manufacture or testing of products.

               "Subsidiary" means any corporation, company, partnership,
                ----------
organization or other entity of which the securities or other ownership interests having a majority of the ordinary voting power in electing the board of directors or other governing body are, at the time of such determination, owned by the Company or another Subsidiary.

               "Tax" or "Taxes" means any federal, state, local or foreign
                ---      -----
income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

               "Tax Returns" means any return, report, information return or
                -----------
other document (including schedules or any related or supporting information) filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

               "Technology" means, collectively, all designs, formulas,
                ----------
algorithms, procedures, techniques, ideas, know-how, Software, tools, inventions, creations, improvements, works of authorship, other similar materials relating to the Products, and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein, and all related technology used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

               "Transaction Expenses" means all fees and expenses payable in
                --------------------
connection with the transactions contemplated by this Agreement to the extent set forth on the Transaction Expenses Schedule (which schedule may be
                        -----------------------------
updated from time to time by the Company).

               "UK Funding Amount" means GBP1,250,000.
                -----------------

               "UK Plan" means the nash_elmo U.K. Limited Retirement
                -------
Benefits Scheme.

         12.02 Cross-Reference of Other Definitions.  Each capitalized term
               ------------------------------------
listed below is defined in the indicated Section of this Agreement:

               Term                                          Section No.
               ----                                          -----------

               2002 Contribution Agreement                       9.01(c)
               Agreement                                        Preamble
               Authorized Action                                   10.03
               Base Consideration                             2.04(a)(i)
               Blue Sky Laws                                     4.06(b)
               Buyer                                            Preamble
               Buyer Indemnitees                                 9.01(a)
               Buyer's Representatives                           6.02(a)
               Certificate of Merger                                1.02
               Closing                                           2.06(a)
               Closing Agreements                            3.01(f)(vi)
               Closing Date                                      2.06(a)
               Closing Indebtedness                                12.01
               Closing Purchase Price                         2.04(b)(i)
               Closing Statements                                2.08(a)
               Closing Unit Price                                2.04(b)
               Company                                          Preamble
               Company Property                                  4.17(b)
               Confidentiality Agreements                        6.02(a)
               Deductible Amount                                    9.01
               Deposit Account                                   8.03(b)
               Deposit Agreement                                 8.03(b)
               Deposit Funds                                     8.03(b)
               Effective Time                                       1.02
               ERISA                                                4.12
               Escrow Account                                    2.06(c)
               Escrow Agent                                      2.06(c)
               Escrow Agreement                             3.01(f)(vii)
               Estimated Closing Unit Price                         2.05
               Excluded Matters                                  9.01(c)
               Extended Date                                     8.01(e)
               Final Purchase Price                           2.04(a)(i)
               Final Unit Price                                  2.04(a)
               Financial Statements                              4.08(a)

               GCL                                              Preamble
               HSR Act                                           4.06(b)
               Independent Auditor                               2.08(a)
               Intercompany Balances                             4.09(b)
               Latest Balance Sheet                              4.08(a)
               Leased Real Property                              4.17(b)
               Letter of Transmittal                             2.07(b)
               LLC Act                                          Preamble
               Material Contract                                 4.16(a)
               Merger                                           Preamble
               Merger Sub                                       Preamble
               Nash Shanghai                                       11.07
               New Policy                                        7.02(b)
               Notice of Claim                                      9.03
               Objections Statement                              2.08(a)
               Option Cancellation Agreement                     2.07(b)
               Owned Real Property                               4.17(a)
               Paying Agent                                      2.07(a)
               Paying Party                                      8.03(d)
               Permits                                              4.20
               Plans                                                4.12
               Real Property Leases                              4.17(b)
               Receiving Party                                   8.03(d)
               Reconciliation                                    2.08(a)
               Related Party Balances                            4.09(b)
               Release                                           3.01(g)
               Representative                                   Preamble
               Retained Indebtedness                               12.01
               Securityholder Documents                          2.07(b)
               Seller Documents                                     4.05
               Seller Group                                        11.08
               Seller Indemnitees                                9.01(b)
               Settlement Payment                                2.08(b)
               Solicitation Confidentiality Agreements              6.03
               Surviving Company                                    1.01
               Tangible Personal Property                        4.17(d)
               Termination Fee                                   8.03(a)
               Third Party Claim                                    9.04
               TNEC                                              9.01(c)
               Top-Up Policy                                     7.02(b)
               Transfer Taxes                                      11.05

                                ARTICLE XIII

                                MISCELLANEOUS
                                -------------

         13.01 Press Releases and Communications. No press release or public
               ---------------------------------
announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, independent contractors, customers or suppliers of the Company and the Subsidiaries, shall be issued or made by any party hereto without the joint approval of Buyer, Merger Sub and the Representative, unless required by Law (in the reasonable opinion of counsel) in which case Buyer, Merger Sub and the Representative shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

         13.02 Expenses. Except as otherwise expressly provided herein, the
               --------
Company, Buyer and Merger Sub shall pay all of their own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated by this Agreement; provided that Buyer and Merger Sub shall pay all Transaction
           -------- ----
Expenses as provided in Section 2.06. The expenses of the Representative
                        ------------
shall be paid from the Escrow Account in accordance with terms of this Agreement and the Escrow Agreement (in the event the transactions contemplated hereby are consummated) (but in no event shall such payments from the Escrow Account exceed $250,000 in the aggregate) or by the Company (in the event the transactions contemplated hereby are not consummated), as the case may be, or as otherwise provided in the Letters of Transmittal and Option Cancellation Agreements.

         13.03 Knowledge Defined. For purposes of this Agreement, the term
               -----------------
"the Company's knowledge" or "knowledge of the Company" as used herein shall
 -----------------------      ------------------------
mean the actual knowledge, without imputation of any other Person and without independent inquiry and investigation, of those individuals set forth on the attached Knowledge Schedule.
                      ------------------

         13.04 Foreign Currency. For purposes of calculating the applicable
               ----------------
amount of U.S. dollars to be paid or settled under this Agreement (including the amount of Cash on Hand and Indebtedness under Sections 2.04 and 2.08),
                                                  -------------     ----
any foreign currency amounts shall be converted into U.S. dollars using the closing mid-point U.S. dollar spot rate reported in the Wall Street Journal on the Closing Date.

         13.05 Notices. Except as may be otherwise provided herein, all
               -------
notices, requests, demands, consents and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received when sent by facsimile at the applicable facsimile number set forth below, (c) one day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested. Notices, requests, demands, consents and other communications to Buyer, Merger Sub, the Company and the Representative shall, unless another address is specified in writing, be sent to the addresses indicated below:

         Notices to Buyer or Merger Sub:
         ------------------------------

         Gardner Denver, Inc.
         1800 Gardner Expressway
         Quincy, Illinois 62301
         Attn: Corporate Secretary
         Facsimile No.: (217) 228-8260
         E-mail: t.pagliara@gardnerdenver.com

         with a copy to:
         --------------
         (which shall not constitute notice to Buyer or Merger Sub)

         Baker & McKenzie LLP
         130 East Randolph Drive
         Chicago, Illinois 60601
         Attn: Dieter Schmitz
         Facsimile No.: (312) 861-2899
         E-mail: dieter.a.Schmitz@bakernet.com

         Notices to the Representative:
         -----------------------------

         Audax Vacuum Corp.
         c/o Audax Group
         101 Huntington Avenue
         Boston, Massachusetts 02199
         Attn: Keith Palumbo
         Facsimile No.: (617) 859-1600
         E-mail: kpalumbo@audaxgroup.com

         with a copy to:
         --------------
         (which shall not constitute notice to the Representative)

         Kirkland & Ellis LLP
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attn: Jeffrey J. Seifman
         Facsimile No.: (312) 861-2200
         E-mail: jseifman@kirkland.com

         Notices to Company (prior to the Closing):
         ------------------

         nash_elmo Holdings LLC
         c/o Audax Group
         101 Huntington Avenue
         Boston, Massachusetts 02199
         Attn: Keith Palumbo
         Facsimile No.: (617) 859-1600
         E-mail: kpalumbo@audaxgroup.com
         with a copy to:
         --------------
         (which shall not constitute notice to the Company)

         Kirkland & Ellis LLP
         East Randolph Drive
         Chicago, Illinois 60601
         Attn: Jeffrey J. Seifman
         Facsimile No.: (312) 861-2200
         E-mail: jseifman@kirkland.com

         Notices to Company (following the Closing):
         ------------------

         nash_elmo Holdings LLC
         Gardner Denver, Inc.
         1800 Gardner Expressway
         Quincy, Illinois 62301
         Attn: Corporate Secretary
         Facsimile No.: (217) 228-8260
         E-mail: t.pagliara@gardnerdenver.com

         with a copy to:
         --------------
         (which shall not constitute notice to the Company)

         Baker & McKenzie LLP
         130 East Randolph Drive
         Chicago, Illinois 60601
         Attn: Dieter Schmitz
         Facsimile No.: (312) 861-2899
         E-mail: dieter.a.Schmitz@bakernet.com

         13.06 Assignment. This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior consent of the other parties hereto.

         13.07 Severability. Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.08 Third Party Beneficiaries. Certain provisions of this
               -------------------------
Agreement are intended for the benefit of, and shall be enforceable by, the Sellers. Unless expressly stated herein to the contrary, no other third-party beneficiary shall have any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement.

         13.09 References. The table of contents and the section and other
               ----------
headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months, unless otherwise stated. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section," "Exhibit," or "Schedule" shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "include" and "including" indicate examples of a foregoing general statement and not a limitation on that general statement.

         13.10 No Strict Construction. The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

         13.11 Amendment and Waiver. Any provision of this Agreement or the
               --------------------
schedules or exhibits may be amended or waived only in a writing duly authorized and signed by Buyer and Merger Sub, the Company and the Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provision or of any other provision.

         13.12 Complete Agreement. This Agreement and the documents referred
               ------------------
to herein (including the Confidentiality Agreements and the schedules and exhibits hereto) contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13.13 Counterparts. This Agreement may be executed in multiple
               ------------
counterparts (including by means of facsimile signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

         13.14 Governing Law. All matters relating to the interpretation,
               -------------
construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

         13.15 Governing Language. This Agreement is written in English and
               ------------------
therefore English shall be the governing language of this Agreement.

         13.16 Waiver of Trial by Jury. THE PARTIES HERETO WAIVE THE RIGHT
               -----------------------
TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.


                                   * * * *

                             KNOWLEDGE SCHEDULE
                             ------------------

Name                      Position

Richard M. Clarke         CEO
Edward F. Cunningham      President & Chief Operating Officer
E. Michael Wenzel         Chief Operating Officer
Daniel P. Levy            Vice President & Chief Financial Officer
John Whalen               Vice President - Sales & Marketing
George L. Walter          Vice President - Finance & Corporate Controller
John Hayes                Vice President & North America Controller
Richard John              Vice President - Human Resources
Wolfgang Kriesten         Vice President - Europe
Jochem Deutschmann        Chief Financial Officer - Europe
Herrera Braga             Managing Director - Brazil
Liu Qiu Lan               Managing Director - nash_elmo Industries China, Ltd.
Charles Kruzan            General Manager - Elizabeth, PA
I. Wharton Ong            Managing Director - Asia
D.H. Ha                   Managing Director - Korea
John Elter                Managing Director - Australia




               IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the day and year first above written.

                                  COMPANY:
                                  -------

                                  NASH_ELMO HOLDINGS LLC

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------


                                  BUYER:
                                  -----

                                  GARDNER DENVER, INC.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------


                                  MERGER SUB:
                                  ----------

                                  NEPTUNE HOLDINGS I, INC.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------


                                  REPRESENTATIVE (for purposes of Sections
                                  --------------                  --------
                                  2.06(c), 2.08, 3.01(b), 3.01(f), 5.06,
                                  6.03, 6.04, 7.01, 7.03, 8.03, 11.03,
                                  11.05, 11.06, 11.07, 11.08, 13.01, 13.02,
                                  13.05, 13.06, 13.10, 13.11, 13.12, and
                                  13.16 and Article X only):
                                            ---------

                                  AUDAX VACUUM CORP.

                                  By:
                                      ----------------------------------------
                                  Name:
                                        --------------------------------------
                                  Its:
                                       ---------------------------------------

              [Signature Page to Agreement and Plan of Merger]